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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
FORMFACTOR, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FORMFACTOR, INC.
7005 Southfront Road
Livermore, California 94551

April 10, 2008

2008 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

        You are cordially invited to attend the 2008 Annual Meeting of Stockholders of FormFactor, Inc., which will be held at our offices located at 7005 Southfront Road, Livermore, California 94551, on Thursday, May 22, 2008, at 3:00 p.m., Pacific Daylight Time.

        The agenda for the Annual Meeting is described in detail in the attached Notice of Annual Meeting of Stockholders and the attached Proxy Statement. We urge you to carefully review the attached proxy materials.

        Your vote is important. Whether or not you are able to attend the Annual Meeting in person, we urge you to vote your shares through the Internet in accordance with the instructions in the Notice of Internet Availability of Proxy Materials, or by signing, dating, and returning a proxy card at your earliest convenience.

        We thank you for your continued support. We look forward to seeing you at our 2008 Annual Meeting of Stockholders.

        With best regards,

  Dr. Igor Y. Khandros
  Chief Executive Officer

Livermore, California
April 10, 2008

FORMFACTOR, INC.
7005 Southfront Road
Livermore, California 94551

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 22, 2008
At 3:00 p.m., Pacific Daylight Time

To Our Stockholders:

        NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of Stockholders of FormFactor, Inc. will be held at our offices located at 7005 Southfront Road, Livermore, California 94551, on Thursday, May 22, 2008, at 3:00 p.m., Pacific Daylight Time, for the following purposes:

  1.
  To elect three Class II directors to our Board of Directors, each to serve on our Board of Directors until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal. The director nominees are:

        Dr. Homa Bahrami,
        G. Carl Everett, Jr., and
        Dr. Mario Ruscev.

  2.
  To ratify the selection of PricewaterhouseCoopers LLP as FormFactor's independent registered public accounting firm for the fiscal year ending December 27, 2008.

  3.
  To approve material terms under FormFactor's 2002 Equity Incentive Plan with respect to Section 162(m) of the Internal Revenue Code.

  4.
  To act upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement for the 2008 Annual Meeting of Stockholders accompanying this Notice.

        The record date for determining those stockholders of our company who will be entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof is March 31, 2008. A list of those stockholders entitled to vote at the Annual Meeting will be available for inspection by any of our stockholders for any purpose germane to the Annual Meeting during regular business hours at FormFactor's principal executive offices for ten days prior to the Annual Meeting.

        Your vote is important. Whether or not you are able to attend the Annual Meeting in person, we urge you to vote your shares through the Internet in accordance with the instructions in the Notice of Internet Availability of Proxy Materials, or by signing, dating, and returning a proxy card at your earliest convenience.

        On behalf of our Board of Directors, thank you for your participation in our 2008 Annual Meeting of Stockholders.

BY ORDER OF THE BOARD OF DIRECTORS
Stuart L. Merkadeau Secretary

Livermore, California
April 10, 2008

        The information in the Report of the Audit Committee and the Report of the Compensation Committee contained in this Proxy Statement shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference into such filings. In addition, this information shall not otherwise be deemed to be "soliciting material" or to be filed under those Acts.

        Please note that information on FormFactor's website is not incorporated by reference in this Proxy Statement.

FORMFACTOR, INC.
7005 Southfront Road
Livermore, California 94551

PROXY STATEMENT
FOR
2008 ANNUAL MEETING OF STOCKHOLDERS

April 10, 2008

GENERAL INFORMATION

Why am I receiving FormFactor's proxy materials?

  Our Board of Directors has made FormFactor's proxy materials available to you on the Internet on or about April 10, 2008 or, upon your request, has delivered a printed set of the proxy materials to you by mail in connection with the solicitation of proxies by our Board with respect to the 2008 Annual Meeting of Stockholders. We will hold the Annual Meeting at our corporate headquarters located at 7005 Southfront Road, Livermore, California 94551, on Thursday, May 22, 2008, at 3:00 p.m., Pacific Daylight Time.

What is included in the proxy materials?

  The proxy materials include our company's Notice of Annual Meeting of Stockholders, Proxy Statement and the 2007 Annual Report, which includes our audited consolidated financial statements. If you requested a printed set of the proxy materials by mail, the proxy materials also included a proxy card for the Annual Meeting.

What specific proposals will be considered and acted upon at FormFactor's 2008 Annual Meeting?

  The specific proposals to be considered and acted upon at the Annual Meeting are:

    Proposal No. 1—Election of three Class II directors to our Board of Directors, each to serve on our Board until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal. The director nominees are: Dr. Homa Bahrami, G. Carl Everett, Jr. and Dr. Mario Ruscev;

    Proposal No. 2—Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 27, 2008; and

    Proposal No. 3—Approval of material terms under our 2002 Equity Incentive Plan with respect to Section 162(m) of the Internal Revenue Code.

        We will also consider any other matters that are properly presented for a vote at the Annual Meeting.

What are the voting recommendations of our Board of Directors?

  Our Board of Directors recommends a vote FOR each of Proposal No. 1, 2 and 3. Specifically, our Board recommends a vote FOR:

    Election of Dr. Homa Bahrami, G. Carl Everett, Jr. and Dr. Mario Ruscev to our Board of Directors as Class II directors;

    Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 27, 2008; and

    Approval of material terms under our company's 2002 Equity Incentive Plan with respect to Section 162(m) of the Internal Revenue Code.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials?

  We mailed a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners of our common stock on or about April 10, 2008 to notify you that you can now access the proxy materials over the Internet. Instructions for accessing the proxy materials through the Internet are set forth in the Notice of Internet Availability of Proxy Materials. We decided to send the Notice instead of mailing a printed set of the proxy materials as we have done for prior annual meetings in accordance with the new "Notice and Access" rules adopted by the U.S. Securities and Exchange Commission. If you wish to receive a printed set of the proxy materials, please follow the instructions set forth on the Notice of Internet Availability of Proxy Materials.

How can I get electronic access to the proxy materials?

  The Notice of Internet Availability of Proxy Materials contains instructions for how to review the proxy materials on the Internet and to instruct us to send future proxy materials to you by e-mail. Your election to receive future proxy materials by e-mail will remain in effect until you terminate it in writing.

Who can vote at the Annual Meeting?

  Only stockholders of record of our common stock at the close of business on March 31, 2008, which is the record date, are entitled to notice of, and to vote at, the Annual Meeting. If you own shares of FormFactor common stock as of the record date, then you can vote at the Annual Meeting. At the close of business on the record date, we had 48,818,076 shares of our common stock outstanding and entitled to vote, which were held by 85 stockholders of record.

How many votes am I entitled per share of common stock?

  Holders of our common stock are entitled to one vote for each share held as of the record date.

What is the difference between holding FormFactor shares as a stockholder of record and a beneficial owner?

  Most of our stockholders hold their shares of our common stock as a beneficial owner through a broker, bank or other nominee in "street name" rather than directly in their own name. As summarized below, there are some important distinctions between shares held of record and those owned beneficially in "street name."

  Stockholder of Record: If your shares of our common stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and we delivered the Notice of Internet Availability of Proxy Materials directly to you. As the stockholder or record, you have the right to vote your shares in person or by proxy at the Annual Meeting.

  Beneficial Owner: If your shares of our common stock are held in an account with a broker, bank or other nominee, you are considered the beneficial owner of those shares held in "street name," and the nominee holding your shares on your behalf delivered the Notice of Internet Availability of Proxy Materials to you. The nominee holding your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares being held by them.

What do I need to bring with me to attend the Annual Meeting?

  If you are a stockholder of record of shares of our common stock, please bring photo identification with you. If you are a beneficial owner of shares of our common stock held in "street name," please bring photo identification and the "legal proxy", which is described below under the question "If I am a beneficial owner of shares held in "street name," how do I vote?", or other evidence of stock ownership (e.g., most recent account statement) with you. If you do not provide photo identification or if applicable, evidence of stock ownership, you will not be admitted to the Annual Meeting.

If I am a stockholder of record of FormFactor shares, how do I vote?

  If you are a stockholder of record of shares of our common stock, you can vote in person by attending the Annual Meeting. We will give you a proxy card when you arrive at the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you also to vote by proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

  If you do not wish to vote in person or if you will not attend the Annual Meeting, you may vote by proxy. You can vote by proxy through the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials, or, if you requested a printed set of the proxy materials, you can vote by mail.

If I am a beneficial owner of shares held in "street name," how do I vote?

  If you are a beneficial owner of shares of our common stock held in "street name" and you wish to vote in person at the Annual Meeting, you must obtain a "legal proxy" giving you the right to vote the shares at the Annual Meeting from the broker, bank or other nominee that holds your shares. Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

  If you do not wish to vote in person or if you will not attend the Annual Meeting, you may vote by proxy. You can vote by proxy through the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials, or, if you requested a printed set of the proxy materials, you can vote by mail.

What if I submit a proxy but I do not give specific voting instructions?

  Stockholder of Record: If you are a stockholder of record of shares of our common stock and if you indicate when voting through the Internet that you wish to vote as recommended by our Board of Directors, or if you sign and return a proxy without giving specific voting instructions, then the proxy holders designated by our Board, who are officers of our company, will vote your shares for the Class II nominees for director, the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm and the approval of material terms under our company's 2002 Equity Incentive Plan with respect to Section 162(m) of the Internal Revenue Code, all as recommended by our Board of Directors and as presented in this Proxy Statement.

  Beneficial Owner: If you are a beneficial owner of shares of our common stock held in "street name" and do not present the broker, bank or other nominee that holds your shares with specific voting instructions, then the nominee may generally vote your shares on "routine" proposals but cannot vote on your behalf for "non-routine" proposals under the rules of various securities exchanges. If you do not provide specific voting instructions to the nominee that holds your shares with respect to a non-routine proposal, the nominee will not have the authority to vote your shares on that proposal. When a broker indicates on a proxy that it does not have authority to vote shares on a particular proposal, the missing votes are referred to as "broker non-votes." We understand that Proposals No. 1, 2 and 3 involve matters that will be considered "routine."

What is the quorum requirement for the Annual Meeting?

  A quorum is required for our stockholders to conduct business at the Annual Meeting. A majority of the outstanding shares of our common stock entitled to vote on the record date must be present in person or represented by proxy at the Annual Meeting in order to hold the meeting and conduct business. We will count your shares for purposes of determining whether there is a quorum if you are present in person at the Annual Meeting, if you have voted through the Internet, if you have voted by properly submitting a proxy card or if the nominee holding your shares submits a proxy card. We will also consider broker non-votes for the purpose of determining if there is a quorum.

What is the voting requirement to approve each of the proposals?

  For Proposal No. 1, directors will be elected by a plurality of the votes cast by the holders of shares of our common stock entitled to vote who are present in person or represented by proxy at the Annual Meeting. You may not cumulate votes in the election of directors.

  Approval of Proposals No. 2 and No. 3 requires the affirmative vote of a majority of the votes cast by the holders of shares of our common stock entitled to vote that are present in person or represented by proxy at the Annual Meeting.

  The effectiveness of any of the proposals is not conditioned upon the approval by our stockholders of any other proposal by our stockholders.

How are abstentions treated?

  Abstentions are counted for the purposes of determining whether a quorum is present at the Annual Meeting. Abstentions will not be counted either in favor of or against the election of the Class II director nominees or the other proposals.

Can I change my vote or revoke my proxy after I have voted?

  You may change your vote or revoke your proxy at any time before the final vote at the Annual Meeting. You may vote again on a later date (a) through the Internet (only your latest Internet proxy submitted prior to the Annual Meeting will be counted), (b) by signing and returning a new proxy card with a later date if you are a stockholder of record, or (c) by attending the Annual Meeting and voting in person if you are a stockholder or record or if you are a beneficial owner and have obtained a proxy giving you the right to vote your shares from the nominee holding your shares. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request in writing that your prior proxy be revoked.

Is my vote confidential?

  Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within our company or to third parties, except (a) as necessary to meet applicable legal requirements, (b) to allow for the tabulation and certification of votes, and (c) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy cards, which we may forward to our company's Corporate Secretary.

What happens if additional matters are presented at the Annual Meeting?

  Other than Proposals No. 1, 2 and 3, we are not aware of any other matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the proxy holder, who is an officer of our company, will have the authority in his discretion to vote your shares on any other matters that are properly presented for a vote at the Annual Meeting. If for any reason any of the Class II nominees is not available as a candidate for director, the proxy holder will vote your proxy for such other candidate or candidates as may be recommended by our Board of Directors.

What happens if there are insufficient votes in favor of the proposals?

  In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the proxy holder, who is an officer of our company, may propose one or more adjournments of the Annual Meeting to permit further solicitations of proxies. Any such adjournment would require the affirmative vote of holders of the majority of the shares of common stock present in person or represented by proxy at the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

  We intend to announce the voting results at the Annual Meeting and publish the results in our quarterly report on Form 10-Q for the fiscal quarter ending on June 28, 2008, which we will file with the U.S. Securities and Exchange Commission.

Who is paying for the cost of this proxy solicitation?

  We will pay the entire cost for soliciting proxies to be voted at the Annual Meeting. We will pay brokers, banks and other nominees representing beneficial owners of shares of our common stock held in "street name" certain fees associated with delivering the Notice of Internet Availability of Proxy Materials, delivering printed proxy materials by mail to beneficial owners who request them and obtaining beneficial owners' voting instructions. In addition, our directors, officers and employees may also solicit proxies on our behalf by mail, telephone or in person. We will not pay any compensation to our directors, officers and employees for their proxy solicitation efforts, but we may reimburse them for reasonable out-of-pocket expenses in connection with any solicitation. In addition, we may engage a proxy solicitor to assist in the solicitation of proxies. If we engage a proxy solicitor, we expect that the fees we would pay to the proxy solicitor would not exceed $5,000, plus reasonable out-of-pocket expenses.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        The first proposal is to elect three Class II directors to our Board of Directors. The Class II nominees are Dr. Homa Bahrami, G. Carl Everett, Jr. and Dr. Mario Ruscev, who are current directors of FormFactor. These nominees have been duly recommended by our Governance Committee and duly nominated by our Board of Directors, and have agreed to stand for re-election. The proxy holder intends to vote all proxies received for Dr. Bahrami, Mr. Everett and Dr. Ruscev, unless otherwise instructed. Proxies may not be voted for more than three directors. Stockholders may not cumulate votes in the election of directors. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies may be voted for a nominee designated by our Board of Directors to fill the vacancy. As of the date of this Proxy Statement, our Board of Directors is not aware that any nominee is unable or will decline to serve as a director of our company.

        Our Board of Directors recommends a vote FOR the election of Dr. Homa Bahrami, G. Carl Everett, Jr. and Dr. Mario Ruscev to our Board of Directors as Class II directors.

Board of Directors

        Our Board of Directors consists of eight members and is divided into three classes, which we have designated as Classes I, II and III. Each director is elected for a three-year term of office, with one class of directors being elected at each annual meeting of stockholders. The Class II directors will be elected at the Annual Meeting, the Class III directors will be elected at our 2009 Annual Meeting of Stockholders and the Class I directors will be elected at our 2010 Annual Meeting of Stockholders. Each director holds office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

        Information regarding our Class II and other directors, including their names and positions with our company, is set forth in the table below.

Name of Director	Age	Class	Position with FormFactor	Director Since
Dr. Homa Bahrami(2),(3)	53	II	Director	December 2004
Dr. Thomas J. Campbell(3)	55	I	Director	January 2006(4)
G. Carl Everett, Jr.(1),(2)	57	II	Director	June 2001
Dr. Igor Y. Khandros	53	I	Director and Chief Executive Officer	April 1993
Lothar Maier(2)	53	I	Director	November 2006
James A. Prestridge(1),(2)	76	III	Chairman of the Board of Directors	April 2002
Dr. Mario Ruscev	51	II	Director and President	January 2008(5)
Harvey A. Wagner(1),(3)	67	III	Director	February 2005

(1)
Current member of the Audit Committee.

(2)
Current member of the Compensation Committee.

(3)
Current member of the Governance Committee.

(4)
Dr. Campbell previously served as a FormFactor Director from July 2003 through November 2004, when he resigned to serve as Director of Finance for the State of California.

(5)
Our Board appointed Dr. Ruscev a FormFactor Director in January 2008 following identification by Board members and evaluation and recommendation of our Governance Committee.

        Dr. Homa Bahrami has served as a Director since December 2004. Dr. Bahrami is a Senior Lecturer at the Haas School of Business, University of California at Berkeley. Dr. Bahrami has been on the Haas School faculty since 1986 and is widely published on organizational design and organizational development challenges and trends in the high technology sector. Dr. Bahrami currently serves on the board of directors of one privately held company. Dr. Bahrami holds a Ph.D. in organizational behavior from Aston University, United Kingdom.

        Dr. Thomas J. Campbell has served as a Director since January 2006. Dr. Campbell previously served as a Director from July 2003 through November 2004, when he resigned to become the Director of Finance for the State of California. Dr. Campbell was the California Director of Finance from December 2004 through November 2005. Dr. Campbell has served as the Dean of the Haas School of Business at the University of California at Berkeley since August 2002, taking a leave of absence from this post when he became California Director of Finance. Dr. Campbell was a professor at Stanford Law School from 1983 to August 2002. Dr. Campbell served as a U.S. congressman from 1989 to 1993 and from 1995 to January 2001, and as a California state senator from 1993 to 1995. Dr. Campbell also served as Director of the Federal Trade Commission's Bureau of Competition from 1981 to 1983. Dr. Campbell serves on the board of directors of Visa Inc., a publicly traded company, where he is Chairman of the Governance Committee and a member of the Compensation Committee. Dr. Campbell holds a B.A., an M.A. and a Ph.D. in economics from the University of Chicago, and a J.D. from Harvard Law School.

        G. Carl Everett, Jr. has served as a Director since June 2001. Mr. Everett founded GCE Ventures, a venture advisement firm, in April 2001. Mr. Everett is also a partner at Accel LLP, a venture capital firm. From February 1998 to April 2001, Mr. Everett served as Senior Vice President, Personal Systems Group of Dell Inc. During 1997, Mr. Everett was on a personal sabbatical. From 1978 to December 1996, Mr. Everett held several management positions with Intel Corporation, including Senior Vice President and General Manager of the Microprocessor Products Group, and Senior Vice President and General Manager of the Desktop Products Group. Mr. Everett currently serves on the board of directors of three privately held companies. Mr. Everett holds a B.A. in business administration and a Doctorate of laws from New Mexico State University.

        Dr. Igor Y. Khandros founded FormFactor in April 1993. Dr. Khandros has served as our Chief Executive Officer as well as a Director since that time. Dr. Khandros also served as our President from April 1993 to November 2004. From 1990 to 1992, Dr. Khandros served as the Vice President of Development of Tessera Technologies, Inc., a provider of chip scale packaging technology that he co-founded. From 1986 to 1990, he was employed at the Yorktown Research Center of IBM Corporation as a member of the technical staff and a manager. From 1979 to 1985, Dr. Khandros was employed at ABEX Corporation, a casting foundry and composite parts producer, as a research metallurgist and a manager, and he was an engineer from 1977 to 1978 at the Institute of Casting Research in Kiev, Ukraine. Dr. Khandros holds an M.S. equivalent degree in metallurgical engineering from Kiev Polytechnic Institute in Kiev, Ukraine, and a Ph.D. in metallurgy from Stevens Institute of Technology.

        Lothar Maier has served as a Director since November 2006. Mr. Maier has served as the Chief Executive Officer and a member of the board of directors of Linear Technology Corporation, a supplier of high performance analog integrated circuits, since January 2005. Prior to that, Mr. Maier served as Linear Technology's Chief Operating Officer from April 1999 to December 2004. Before joining Linear Technology, Mr. Maier held various management positions at Cypress Semiconductor Corporation, a provider of high-performance, mixed-signal, programmable solutions, from 1983 to 1999, most recently as Senior Vice President and Executive Vice President of Worldwide Operations. Mr. Maier holds a B.S. in chemical engineering from the University of California at Berkeley.

        James A. Prestridge has served as Chairman of our Board of Directors since August 2005, and as a Director since April 2002. Mr. Prestridge served as a consultant for Empirix Inc., a provider of test and monitoring solutions for communications applications, from October 2001 until October 2003. From June 1997 to January 2001, Mr. Prestridge served as a Director of five private companies that were amalgamated into Empirix. Mr. Prestridge served as a director of Teradyne, Inc., a manufacturer of automated test equipment, from 1992 until 2000. Mr. Prestridge was Vice-Chairman of Teradyne from January 1996 until May 2000 and served as Executive Vice President of Teradyne from 1992 until May 1997. Mr. Prestridge currently serves on the board of directors of one privately held company. Mr. Prestridge holds a B.S. in general engineering from the U.S. Naval Academy and an M.B.A. from Harvard University. Mr. Prestridge served as a Captain in the U.S. Marine Corps.

        Dr. Mario Ruscev has served as our President and Director since joining our company in January 2008. Dr. Ruscev served from April 2006 to December 2007 as President of Testing Schlumberger Oilfield Services of Schlumberger Limited, a services company supplying technology, project management and information solutions for optimizing performance in the oil and gas industry. He also held several other executive positions at Schlumberger during his 23 year career with that company, including President of Schlumberger Water and Carbon Services from April 2002 to March 2006, President of Wireline Schlumberger Oilfield Services from January 2001 to March 2002 and President of Geco-Prakla Schlumberger Oilfield Services from April 1999 to December 2000. Dr. Ruscev received a Doctorate in nuclear physics from Université, Pierre et Marie Curie in Paris, France and a Ph.D. in nuclear physics from Yale University.

        Harvey A. Wagner has served as a Director since February 2005. Mr. Wagner joined Caregiver Services, Inc., a provider of in-home care services, as the President and Chief Executive Officer and a member of the board of directors on April 7, 2008. Mr. Wagner founded the H.A. Wagner Group, LLC, a consulting firm, where he has served as managing principal since July 2007. Mr. Wagner previously served as President and Chief Executive Officer of Quovadx, Inc. (now Healthvision, Inc.), a software and services company, from October 2004 to July 2007, and as a member of the board of directors of Quovadx from April 2004 to July 2007. From May 2004 through October 2004, Mr. Wagner served as acting President and Chief Executive Officer of Quovadx. Prior to joining Quovadx, he served as Executive Vice President and Chief Financial Officer of Mirant Corporation, an independent energy company, from January 2003 through April 2004. In July 2003, Mirant filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code and exited Chapter 11 in January 2006. Prior to joining Mirant, Mr. Wagner was Executive Vice President of Finance, Secretary, Treasurer, and Chief Financial Officer at Optio Software, Inc., a provider of business process improvement solutions, from February 2002 to December 2002. From May 2001 to January 2002, he performed independent consulting services for various corporations. He was Chief Financial Officer and Chief Operating Officer for PaySys International, Inc. from December 1999 to April 2001. Mr. Wagner also serves on the board of directors of Cree, Inc., a publicly traded company, where he is Chairman of the Audit Committee and a member of the Nominating and Governance Committee. Mr. Wagner holds a B.B.A. in accounting from the University of Miami.

Emeritus Program

        Our Board of Directors established an Emeritus program on May 19, 2005 under which our Board may appoint former directors to the position of Director Emeritus or Chairperson Emeritus in recognition of their service to our company and to assist in continuity of membership on our Board. Persons who accept appointment to the position of Director Emeritus or Chairperson Emeritus, as the case may be, provide advisory and consulting services on such business matters as our Board may determine and may participate in all meetings of our Board in a non-voting capacity. A Director Emeritus or Chairperson Emeritus serves for a one-year term that expires at the following annual meeting of our stockholders, which term is renewable. A Director Emeritus or Chairperson Emeritus is entitled to receive the same compensation for meetings actually attended as members of our Board of Directors, but they are not entitled to any equity awards, or any other fees or retainers. Dr. William H. Davidow, who served as a Director of FormFactor from April 1995 to August 2005, and as Chairman of the Board of Directors from June 1996 to August 2005, has served as Chairperson Emeritus since August 5, 2005.

Independence of Directors

        Our Board of Directors has determined that each of our directors, other than Dr. Khandros, our Chief Executive Officer, and Dr. Ruscev, our President, is independent. Accordingly, more than a majority of the members of our Board are independent. To be considered independent, a director may not have a direct or indirect material relationship with our company. A material relationship is one which impairs or inhibits, or has the potential to impair or inhibit, a director's exercise of critical and disinterested judgment on behalf of our company and its stockholders. In determining whether a material relationship exists, our Board considers, for example, any employment or other relationship between a director or a company with which a director is affiliated, and our company. Our Board consults with our company's legal counsel to ensure that its determinations are consistent with all relevant laws, rules and regulations regarding the definition of "independent director," including applicable securities laws and the rules of the Nasdaq Global Market.

Board Meetings

        We set the dates and times of our Board of Director and Board committee meetings in advance of each fiscal year. During our fiscal year ended December 29, 2007, our Board of Directors held six meetings, including one telephone conference meeting. During fiscal 2007, all of the directors attended all of the meetings of the Board of Directors during the period that such director served, other than Messrs. Everett and Maier who each attended all meetings but one, or 83.3% of such meetings.

        The independent members of our Board of Directors meet regularly in executive sessions outside of the presence of management. The independent members met five times prior to regularly scheduled meetings of the Board of Directors during fiscal 2007 in which all independent members attended, other than Mr. Maier who attended all meetings but one, or 80% of such meetings.

        Before his appointment to our Board of Directors in November 2006, Mr. Maier advised us that he had a pre-existing conflict with one of the scheduled meeting dates in 2007. Considering Mr. Maier's experience and expertise, our Board of Directors nonetheless decided he would be a valuable addition to our Board. In 2006, Mr. Everett advised us of a potential conflict with a meeting date in 2007, and he was ultimately unable to attend one of the scheduled 2007 Board meetings. Considering Mr. Everett's long-standing and continuing contributions, our Board decided to retain Mr. Everett as a member of our Board of Directors.

Committees of the Board of Directors

        Our Board of Directors has established three standing committees: the Audit Committee, the Compensation Committee and the Governance Committee. Members of each of the standing committees are set forth in the table above under "Board of Directors." Each committee has adopted a charter, which our Board of Directors has approved. A copy of the charter of each committee is posted on our company's website at http://www.formfactor.com.

        Audit Committee.    The Audit Committee oversees our company's accounting and financial reporting processes and the audits of our financial statements, including oversight of our systems of internal controls and disclosure controls and procedures, compliance with legal and regulatory requirements, our internal audit function and the selection, compensation and evaluation of our independent registered public accounting firm. The members of our Audit Committee are currently and were in fiscal 2007 Messrs. Everett, Prestridge and Wagner. Mr. Wagner is the chairperson of this committee and served as chairperson during fiscal 2007. Our Board of Directors has determined that each member of the Audit Committee is independent within the meaning of the rules of the Securities and Exchange Commission and the Nasdaq Global Market, and is able to read and understand fundamental financial statements as contemplated by such rules. Our Board of Directors has also determined that Mr. Wagner is an audit committee financial expert within the meaning of the rules of the Securities and Exchange Commission and is financially sophisticated within the meaning of the rules of the Nasdaq Global Market. The Audit Committee met fourteen times, including nine telephone conference meetings, during the fiscal year ended December 29, 2007. Certain of these telephonic meetings were scheduled on very short notice as the Audit Committee was addressing the facts and circumstances relating to our ultimate restatement of certain of our company's prior financial statements. During fiscal 2007, all of the committee members attended all of the meetings of the Audit Committee during the period that such committee members served, other than Mr. Everett who attended all meetings but two, or 85.7% of such meetings.

        Compensation Committee.    The Compensation Committee oversees our company's compensation and benefit plans, policies and programs, determines the compensation of our executive officers, and administers our equity and benefit plans. In addition, our Compensation Committee makes recommendations to the Board regarding appropriate compensation of non-employee directors. The members of our Compensation Committee are currently and were in fiscal 2007 Dr. Bahrami and Messrs. Everett, Maier and Prestridge. Mr. Prestridge is the chairperson of this committee and served as chairperson during fiscal 2007. Our Board of Directors has determined that each member of the Compensation Committee is independent within the meaning of the rules of the Nasdaq Global Market, a non-employee director within the meaning of Section 16 of the Securities Exchange Act of 1934, and an outside director within the meaning of Section 162(m) of the Internal Revenue Code. The Compensation Committee met six times, including one telephone conference meeting, during the fiscal year ended December 29, 2007. During fiscal 2007, all of the committee members attended all of the meetings of the Compensation Committee during the period that such committee members served.

        Governance Committee.    The Governance Committee oversees our company's corporate governance practices and our process for identifying, evaluating and recommending for nomination by our Board of Directors individuals for service on the Board and its committees. In addition, our Governance Committee assesses the composition and performance of our Board and our Board committees. The members of the Governance Committee are currently and were in fiscal 2007 Dr. Bahrami and Messrs. Campbell and Wagner. Dr. Bahrami is the chairperson of this committee and served as chairperson during fiscal 2007. Our Board of Directors has determined that each member of the Governance Committee is independent within the meaning of the rules of the Nasdaq Global Market and a non-employee director within the meaning of Section 16 of the Securities Exchange Act of 1934. The Governance Committee met four times during the fiscal year ended December 29, 2007. During fiscal 2007, all of the committee members attended all of the meetings of the Governance Committee during the period that such committee members served, other than Mr. Campbell who attended all meetings but one, or 75% of such meetings.

Director Compensation

        The following table presents the compensation paid to our non-employee directors for fiscal 2007. Dr. Khandros and Dr. Ruscev, our directors who are also employees of our company, do not receive cash or equity-based compensation for their services as members of our Board of Directors. Compensation of our directors who are employees of our company is described under "Compensation

Discussion and Analysis" and "Executive Compensation and Related Information" in this Proxy Statement.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1),(2)	Total ($)
Dr. Homa Bahrami	46,000	237,053	283,053
Dr. Thomas J. Campbell	34,000	179,240	213,240
G. Carl Everett, Jr.	46,000	220,136	266,136
Lothar Maier	35,000	291,495	326,495
James A. Prestridge	81,000	198,141	279,141
Harvey A. Wagner	58,000	237,053	295,053

    (1)
    We granted these option awards to our non-employee directors under our 2002 Equity Incentive Plan. The options have an exercise price equal to the closing price of our company's common stock on the Nasdaq Global Market on the grant date and have a seven-year term.

      The amounts shown reflect the dollar amount recognized for fiscal 2007 financial statement reporting purposes in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (Revised), or FAS123(R). Assumptions used in the calculation of these amounts are described in Note 6—Stock-Based Compensation to our company's consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 29, 2007.

      The grant date fair value of each stock option awarded to our non-employee directors in 2007 is set forth in the following table.

Name	Grant Date	Grant Date Fair Value of Stock Options ($)(a)
Dr. Homa Bahrami	5/17/2007	239,550
Dr. Thomas J. Campbell	5/17/2007	239,550
G. Carl Everett, Jr.	5/17/2007	257,400
Lothar Maier	5/17/2007	126,243
James A. Prestridge	5/17/2007	268,500
Harvey A. Wagner	5/17/2007	239,550

      (a)
      The amounts shown reflect the fair value of the award on the grant date used to determine the compensation expense under FAS 123(R) associated with the grant in our company's consolidated financial statements and has been calculated using the Black-Scholes valuation model. The valuations are based on the assumptions discussed in Note 6—Stock-Based Compensation to our company's consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 29, 2007. The Black-Scholes valuation model is only one of the methods available for valuing options, and our company's use of this model should not be interpreted as a prediction as to the actual value that may be realized on the award. The actual value of the award may be significantly different, and the value actually realized, if any, will depend upon the excess of the market value of the common stock over the exercise price at the time of exercise.

    (2)
    A summary of options outstanding as of December 29, 2007 for each of our non-employee directors is as follows:

Name	Options Outstanding (#)
Dr. Homa Bahrami	48,013
Dr. Thomas J. Campbell	15,000
G. Carl Everett, Jr.	55,000
Lothar Maier	22,726
James A. Prestridge	67,000
Harvey A. Wagner	40,410

        Cash Compensation.    The fiscal 2007 cash compensation for our non-employee directors is set forth in the following table.

Compensation Element	Fiscal 2007 Cash Compensation
Director Annual Retainer	$20,000
Chairperson Annual Retainer	$25,000 for Board chairperson $10,000 for Audit Committee chairperson $5,000 for other committee chairpersons
Board Meeting Fee	$2,000 per meeting, whether attended in person or telephonically
Committee Meeting Fee	$1,000 per meeting, whether attended in person or telephonically

        Equity Compensation.    Each of our non-employee directors is eligible to receive grants under our 2002 Equity Incentive Plan. Each non-employee director who becomes a member of our Board of Directors is granted an option to purchase 15,000 shares of our common stock on the date that the director joins our Board. In addition, immediately after each annual meeting of our stockholders, each non-employee director is granted an option to purchase 15,000 shares of our common stock, which is subject to pro-ration if such director has not served as a director for the full 12 months since the preceding option grant to such director.

        Each option granted to a non-employee director has an exercise price equal to the fair market value of our common stock on the date of grant. The options terminate three months after the date the director ceases to be a director or consultant or 12 months if the termination is due to death or disability. All initial options granted to non-employee directors vest over a one-year period at a rate of 1/12th of the total shares granted at the end of each full succeeding month, so long as the non-employee director continuously remains our director or consultant. All succeeding option grants to non-employee directors generally vest as to 1/12th of the total shares granted at the end of each full succeeding month from the later of the date of grant or the date when all outstanding stock options and all outstanding shares issued upon exercise of any stock options granted to the non-employee director prior to the grant of such succeeding grant have fully vested. Each option has a term of seven years from its date of grant. For options granted on or before February 9, 2006, the term was ten years from the option's date of grant. In the event of our dissolution or liquidation or a change in control transaction, all options granted to our non-employee directors will become fully vested and exercisable prior to the consummation of the transaction at such times and on such conditions as the Compensation Committee will determine, and the options will expire if the directors do not exercise the options within three months of the consummation of the transaction.

        Other.    We reimburse all of our directors for travel, director continuing education programs and other business expenses incurred in connection with their services as a member of our company's Board and Board committees, and extend coverage to them under our company's travel accident and directors' and officers' indemnity insurance policies.

Compensation Committee Interlocks and Insider Participation

        None of the members of our Compensation Committee has at any time since our incorporation been one of our officers or employees. None of our executive officers serves or in the past has served as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on our Board of Directors or our Compensation Committee.

        The Compensation Committee engaged Frederic W. Cook & Co., Inc., an independent outside compensation consultant, to provide advice and recommendations on competitive market practices and specific compensation decisions. This consultant has not provided our company's management with any services.

        Our company has engaged independent consultants and other data collection services to assist our Human Resources department with collecting and analyzing information regarding the compensation practices of companies, including companies within our "core" peer group as described in "Compensation Discussion and Analysis" in this Proxy Statement. Some of these service providers have met with members of our company's management and the Compensation Committee. The service providers engaged by our company have not provided specific compensation recommendations or any other related advice or consulting services to the Compensation Committee.

Consideration of Director Nominees

        Our Governance Committee identifies, evaluates and recommends individuals for nomination by our Board of Directors for election as directors of our Board. The committee generally identifies nominees based upon recommendations by our directors and management. In addition, our Governance Committee also considers recommendations properly submitted by our stockholders. The committee may retain recruiting professionals to assist in the identification and evaluation of candidates for director nominees. To date, we have not paid any third parties to assist us in this process.

        In selecting nominees for our Board of Directors, the Governance Committee considers candidates based on the need to satisfy the applicable rules and regulations of the Securities and Exchange Commission and the rules of the Nasdaq Global Market, including the requirements for independent directors and an audit committee financial expert. Our Governance Committee also evaluates candidates in accordance with its charter, assessing a number of factors, including the extent to which the candidate contributes to the range of talent, skill and expertise appropriate for our Board generally, and the candidate's integrity, business acumen, understanding of our company's business and industry, diversity, availability, the number of other boards on which the candidate serves, independence of thought, and overall ability to represent the interests of all stockholders of our company. The Governance Committee uses the same standards to evaluate nominees proposed by our directors, management and stockholders.

        Stockholders can recommend qualified candidates for our Board of Directors by writing to our Corporate Secretary at FormFactor, Inc., 7005 Southfront Road, Livermore, California 94551. When making recommendations, a stockholder must submit recommendations for individuals that meet at least the criteria outlined above. Such recommendations should be accompanied by the information required by our bylaws and Regulation 14A under the Securities Exchange Act of 1934, which includes evidence of the nominating stockholder's ownership of FormFactor common stock, biographical information regarding the candidate, and the candidate's written consent to serve as a director if elected. We require that any such recommendations for inclusion in our proxy materials for our 2008

Annual Meeting of Stockholders be made no later than December 8, 2008 to ensure adequate time for meaningful consideration by our Governance Committee. See "Proposals for 2009 Annual Meeting of Stockholders" for additional information regarding deadlines for submitting proposals. Properly submitted recommendations will be forwarded to our Governance Committee for review and consideration. The committee may consider in the future whether our company should adopt a more formal policy regarding stockholder nominations.

        After evaluating Dr. Homa Bahrami, G. Carl Everett, Jr. and Dr. Mario Ruscev, our Governance Committee recommended to our Board of Directors in accordance with its charter, and our Board approved, the nomination of these current directors for election as Class II members to our Board at our Annual Meeting.

Corporate Codes

        We have adopted a Statement of Corporate Code of Business Conduct that applies to our directors, officers and employees, and a Statement of Financial Code of Ethics that applies to our Chief Executive Officer, President, Chief Financial Officer and the employees in our finance department. We provide training to our employees regarding our codes and various company policies, such as complying with our insider trading policy and preventing workplace harassment, which all employees are required to complete. In addition, we have adopted a Statement of Policy Regarding Corporate Code Violations (Complaints and Concerns and Whistleblowers) that is designed to ensure that all of our directors, officers and employees observe high standards of personal and business ethics consistent with the Code of Business Conduct and the Code of Ethics, and to provide a forum to which our directors, officers and employees may report violations or suspected violations of our codes of conduct without fear of harassment, retaliation or adverse employment consequences. These corporate codes are posted on our company's website at http://www.formfactor.com.

Stockholder Communications with our Board

        Our stockholders may communicate with our Board of Directors or any of our individual directors by submitting correspondence by mail to our Corporate Secretary at FormFactor, Inc., 7005 Southfront Road, Livermore, California 94551, or by electronic mail at corporatesecretary@formfactor.com. Our Corporate Secretary or his designee will review such correspondence and provide such correspondence and/or summaries thereof, as appropriate, to our Board of Directors. Our company's acceptance and forwarding of communications to our Board does not imply that the company's directors owe or assume any fiduciary duties to persons submitting the communications. Our Corporate Secretary or his designee will handle correspondence relating to accounting, internal controls or auditing matters in accordance with our Statement of Policy Regarding Corporate Code Violations (Complaints and Concerns and Whistleblowers), which Statement is available on our company's website at http://www.formfactor.com. Our Governance Committee will periodically review our process for stockholders to communicate with our Board of Directors to ensure effective communications.

Board Attendance at Annual Meetings

        We encourage the members of our Board of Directors to attend our annual meeting of stockholders. We do not have a formal policy regarding attendance of annual meetings by the members of our Board. We may consider in the future whether our company should adopt a more formal policy regarding director attendance at annual meetings. All of our directors serving at the time of our 2007 Annual Meeting of Stockholders attended that annual meeting.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The second proposal is to ratify the selection of PricewaterhouseCoopers LLP as FormFactor's independent registered public accounting firm for the fiscal year ending December 27, 2008. The Audit Committee of our Board of Directors has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to perform the audit of our financial statements for fiscal 2008, and our stockholders are being asked to ratify such selection. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting if they desire to do so and are expected to be available to respond to appropriate questions.

        Ratification by our stockholders of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by applicable law, our certificate of incorporation, our bylaws or otherwise. However, our Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify this selection, our Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, our Audit Committee in its discretion may direct the selection of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and stockholders.

        Our Board of Directors recommends a vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 27, 2008.

Principal Auditor Fees and Services

        The following is a summary of fees for professional services rendered to our company by PricewaterhouseCoopers LLP, our independent registered public accounting firm, during the fiscal years ended December 29, 2007 and December 30, 2006.

	2007	2006
Audit Fees	$1,301,220	$1,235,000
Audit-Related Fees	—	—
Tax Fees	43,478	19,238
All Other Fees	—	—

Total	$1,344,698	$1,254,238

        Audit Fees.    Consists of fees billed for professional services rendered for the audit of our annual consolidated financial statements, the audit of the effectiveness of our internal control over financial reporting, and the review of our consolidated financial statements included in our Form10-Q quarterly reports for fiscal 2006 and fiscal 2007. For fiscal 2006, the fees also include the audit of management's assessment of our internal control over financial reporting. For fiscal 2007, the fees also include services in connection with the restatement of our annual and interim financial statements for fiscal 2006 and interim financial statements for the first and second quarters of fiscal 2007. Audit fees also include services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.

        Audit-Related Fees.    Consists of fees billed for assurance and related services that are traditionally performed by the independent registered public accountant and are not reported under "Audit Fees."

        Tax Fees.    Consists of fees billed for professional services for tax compliance, tax preparation, tax advice and tax planning. These services consist of assistance regarding federal, state and international tax compliance, assistance with the preparation of various tax returns, research and design tax study and international compliance.

        All Other Fees.    Consists of fees for products and services other than the services reported above.

Pre-Approval of Audit and Non-Audit Services of Auditor

        Our Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to our Audit Committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our Audit Committee may also pre-approve particular services on a case-by-case basis. All of the services described above with respect to audit fees, tax fees and all other fees were pre-approved by our Audit Committee pursuant to its pre-approval policy.

PROPOSAL NO. 3

APPROVAL OF MATERIAL TERMS UNDER FORMFACTOR'S 2002 EQUITY INCENTIVE PLAN
WITH RESPECT TO SECTION 162(m) OF THE INTERNAL REVENUE CODE

        The third proposal is to approve certain terms under our company's 2002 Equity Incentive Plan in order to preserve corporate income tax deductions that may become available to us under Section 162(m) of the Internal Revenue Code of 1986, as amended. We are asking our stockholders for this approval so that we may deduct for U.S. federal income tax purposes compensation in excess of $1 million that may be paid to certain of our executive officers in any single year. Compensation includes cash compensation, income arising from the exercise of non-statutory stock options, disqualifying dispositions of incentive stock options, and the vesting and settlement of restricted stock and restricted stock units.

        The 2002 Equity Incentive Plan, or 2002 Plan, already contains all the terms required to be approved by our stockholders to qualify for exemption under Section 162(m). However, these terms have not yet been approved by our stockholders after our initial public offering as required by Section 162(m). We are not making any changes to the 2002 Plan nor asking our stockholders to approve the number of shares available under the 2002 Plan, the term of the 2002 Plan or any other aspect of the 2002 Plan. As discussed in more detail below, we are asking our stockholders to approve the following terms, or the 162(m) Material Terms:

  •
  The class of employees eligible for stock options, restricted stock and restricted stock units, or Awards,

  •
  The annual Award limit of 1,000,000 shares any individual can receive and 3,000,000 shares for a newly hired employee, and

  •
  The performance conditions for grants of performance-based restricted stock and restricted stock units.

        For stock options, to be exempt from Section 162(m), the exercise price of the option will be 100% of the fair market value on the date of grant and no stock options in excess of the annual Award limit can be granted. For restricted stock and restricted stock units to be exempt from Section 162(m), the grant or vesting of such Awards will be subject to the satisfaction of performance conditions as established and determined by the Compensation Committee in accordance with the requirements of Section 162(m).

        Eligibility.    Employees, officers, and directors as well as selected consultants, independent contractors and advisors of our company or any parent or subsidiary of our company are eligible to receive Awards under the 2002 Plan. In addition, our non-employee directors are eligible to receive automatic grants of stock options under the 2002 Plan.

        Limits on Awards.    No person is eligible to receive more than 1,000,000 shares in any calendar year pursuant to Awards granted under the 2002 Plan. Notwithstanding the foregoing, a new employee of our company, or any parent or subsidiary of our company is eligible to receive up to a maximum of 3,000,000 shares under the 2002 Plan in the calendar year in which he or she commences employment.

        Performance Conditions.    Awards under the 2002 Plan may be made subject to performance conditions as well as time-vesting conditions. Such performance conditions may be established and administered in accordance with the requirements of Section 162(m) for Awards intended to qualify as "performance-based compensation" thereunder. To the extent that performance conditions under the 2002 Plan are applied to Awards intended to qualify as performance-based compensation under Section 162(m), such performance conditions shall be based on an objective formula or standard utilizing one or more of the following factors and any objectively verifiable adjustment(s) thereto permitted and preestablished by the Compensation Committee in accordance with Section 162(m):

  (a)
  net revenue and/or net revenue growth;

  (b)
  earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

  (c)
  operating income and/or operating income growth;

  (d)
  net income and/or net income growth;

  (e)
  earnings per share and/or earnings per share growth;

  (f)
  total stockholder return and/or total stockholder return growth;

  (g)
  return on equity;

  (h)
  operating cash flow return on income;

  (i)
  adjusted operating cash flow return on income;

  (j)
  economic value added; and

  (k)
  individual confidential business objectives.

        We believe that we must retain the flexibility to respond to changes in the market for top executives and offer compensation packages that are competitive with those offered by others in our industry. In the event we are motivated by competitive forces to offer performance-based compensation in excess of $1 million to our executive officers, our Board of Directors believes it would be in the best interests of our company and stockholders to be able to deduct such compensation for U.S. federal income tax purposes.

        Our Board of Directors recommends a vote FOR the approval of the material terms under our company's 2002 Equity Incentive Plan with respect to Section 162(m) of the Internal Revenue Code.

2002 Equity Incentive Plan Summary

        The 2002 Plan is designed to enhance the long-term stockholders' value of our company by offering opportunities to eligible individuals to participate in the growth in value of the equity of our company. The 2002 Plan was adopted by our Board of Directors in April 2002 and approved by our stockholders thereafter. Stock options, restricted stock and restricted stock units, or Awards, may be granted under the 2002 Plan. Options granted under the 2002 Plan may be either "incentive stock options" as defined under Section 422 of the Internal Revenue Code, or non-statutory stock options. As of December 29, 2007, Awards (net of cancelled Awards) covering an aggregate of 7,621,974 shares of our common stock had been granted under the 2002 Plan. 4,368,620 shares of our common stock (plus any shares that might in the future be returned to the 2002 Plan as a result of cancellations or expiration of Awards) remained available for future grant.

        A copy of the 2002 Plan is attached as Annex A to this Proxy Statement. The following description of the 2002 Plan is a summary and is therefore qualified in its entirety by reference to the complete text of the 2002 Plan.

        Share Reserve.    We initially reserved a total of 500,000 shares of our common stock, subject to adjustment, for issuance under the 2002 Plan. In addition, any shares not issued or subject to outstanding grants under our 1996 Stock Option Plan, Incentive Option Plan and Management Incentive Option Plan as of the date of our initial public offering and any shares that are issuable upon exercise of options granted pursuant to our 1995 Stock Plan, 1996 Stock Option Plan, Incentive Option Plan and Management Incentive Option Plan that expire or become unexercisable for any reason without having been exercised in full, and are forfeited or repurchased under our 1995 Stock Plan, 1996 Stock Option Plan, Incentive Option Plan and Management Incentive Option Plan, will be available for grant under the 2002 Plan. All Awards granted since our initial public offering have been granted under the 2002 Plan.

        Automatic Annual Increase of Share Reserve.    The 2002 Plan provides that the share reserve will be cumulatively increased on January 1 of each year by a number of shares that is equal to 5% of the number of our shares issued and outstanding on the immediately preceding December 31; provided, that our Board of Directors may in its sole discretion reduce the amount of the increase in any particular year. Accordingly, on January 1, 2006, the share reserve was increased by 2,011,884 shares to 9,647,527 shares; on January 1, 2007, the share reserve was increased by 2,343,067 shares to 11,990,594 shares; and on January 1, 2008, the share reserve was further increased by 2,432,112 shares to 14,422,706 shares.

        Administration.    The 2002 Plan is administered by the Compensation Committee of our Board of Directors.

        Termination of Awards.    Generally, if an awardee's services to us as an employee, consultant or director terminates other than by reason of death or disability, vested Awards will remain exercisable for a period of three months following the awardee's termination. Unless otherwise provided for by the Compensation Committee in the Award agreement, if an awardee dies or becomes totally and permanently disabled while an employee or consultant or director, the awardee's vested Awards will be exercisable for twelve months following the awardee's death or disability, or if earlier, the expiration of the term of such Award.

        Nontransferability of Awards.    Unless otherwise set forth in the Award agreement, Awards granted under the 2002 Plan are not transferable other than by will, a domestic relations order, or the laws of descent and distribution and may be exercised during the awardee's lifetime only by the awardee.

  Stock Options.

        Exercise Price.    The Compensation Committee determines the exercise price of options at the time the options are granted. The exercise price of stock options that are intended to be exempt from Section 162(m) will not be less than 100% of the fair market value of our common stock on the date of grant. The exercise price of an incentive stock option may not be less than 100% of the fair market value of our common stock on the date of grant of such option. With respect to any awardee who owns stock possessing more than 10% of the voting power of all our classes of stock (including stock of any parent or subsidiary of our company), the exercise price of any incentive stock option may not be less than 110% of the fair market value of our common stock on the date of grant of such option. The exercise price of a non-statutory stock option may not be less than 85% of the fair market value of our common stock on the date of grant of such option. The fair market value of our common stock is generally the closing sales price as quoted on the Nasdaq Global Market.

        Exercise of Option; Form of Consideration.    The Compensation Committee determines when options become exercisable. The means of payment for shares issued on exercise of an option are specified in each Award agreement and the 2002 Plan permits payment to be made by cash, check, other shares of our common stock (with some restrictions), or "cashless exercise". A cashless exercise is a program approved by the Compensation Committee in which payment may be made by delivery of an irrevocable direction to a securities broker to sell shares and to deliver all or part of the sale proceeds to our company in payment of the aggregate exercise price of an option and, if applicable, the amount necessary to satisfy our company's withholding obligations at the minimum statutory withholding rates, including, but not limited to, U.S. federal and state income taxes, payroll taxes and foreign taxes, if applicable.

        Term of Option.    The term of an option may be no more than seven years from its date of grant. For options granted on or before February 9, 2006, the term was ten years from the option's date of grant. No option may be exercised after the expiration of its term. With respect to any incentive stock option granted to an awardee who owns stock possessing more than 10% of the voting power of all our classes of stock (including stock of any parent or subsidiary of our company), the term of the incentive stock option may be no more than five years from its date of grant.

        Stock Awards.    The Compensation Committee may grant restricted stock or restricted stock units. The terms and conditions of such an Award are set forth in an Award agreement. The ability to receive a grant and/or the vesting of such an Award may be conditioned upon the achievement of one or more performance goals, including those related to: (a) net revenue and/or net revenue growth; (b) earnings before income taxes and amortization and/or earnings before income taxes and amortization growth; (c) operating income and/or operating income growth; (d) net income and/or net income growth; (e) earnings per share and/or earnings per share growth; (f) total stockholder return and/or total stockholder return growth; (g) return on equity; (h) operating cash flow return on income; (i) adjusted operating cash flow return on income; (j) economic value added; and (k) individual confidential business objectives, as determined by the Compensation Committee in its discretion. Recipients of restricted stock may have voting rights and may receive dividends on the granted shares prior to the time the restrictions lapse.

        Non-Discretionary Grants to Non-Employee Directors.    Each of our non-employee directors is eligible to receive grants under our 2002 Plan. Each non-employee director who becomes a member of our Board of Directors is granted an option to purchase 15,000 shares of our common stock on the date that the director joins our Board. In addition, immediately after each annual meeting of our stockholders, each non-employee director is granted an option to purchase 15,000 shares of our common stock, which is subject to pro-ration if such director has not served as a director for the full 12 months since the preceding option grant to such director.

        Each option granted to a non-employee director has an exercise price equal to the fair market value of our common stock on the date of grant. The options terminate three months after the date the director ceases to be a director or consultant or 12 months if the termination is due to death or disability. All initial options granted to non-employee directors vest over a one-year period at a rate of 1/12th of the total shares granted at the end of each full succeeding month, so long as the non-employee director continuously remains our director or consultant. All succeeding option grants to non-employee directors generally vest as to 1/12th of the total shares granted at the end of each full succeeding month from the later of the date of grant or the date when all outstanding stock options and all outstanding shares issued upon exercise of any stock options granted to the non-employee director prior to the grant of such succeeding grant have fully vested. Each option has a term of seven years from its date of grant. For options granted on or before February 9, 2006, the term was ten years from the option's date of grant. In the event of our dissolution or liquidation or a change in control transaction, all options granted to our non-employee directors will become fully vested and exercisable prior to the consummation of the transaction at such times and on such conditions as the Compensation Committee will determine, and the options will expire if the directors do not exercise the options within three months of the consummation of the transaction.

        Our non-employee directors may elect to receive a restricted stock award or restricted stock unit under our 2002 Plan in lieu of payment of a portion of his or her annual retainer based on the fair market value of our common stock on the date any annual retainer would otherwise be paid. The annual retainer consists of the director or chairperson annual retainer plus any additional retainer paid in connection with service on any committee of our Board or paid for any other reason. A director may make an election for any dollar or percentage amount equal to at least 25% of his or her annual retainer up to a maximum of 100%. A director must make the election in accordance with

Section 409A of the Internal Revenue Code. Any amount of the director's annual retainer that is not elected to be received as a restricted stock award or restricted stock unit is payable in cash.

  Adjustments on Changes in Capitalization, Merger or Change in Control.

        Changes in Capitalization.    Under the 2002 Plan, in the event that the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification, similar change in the capital structure of our company without consideration or other change in the corporate structure or capitalization affecting our company's present common stock, then (a) the number and the type of shares reserved for issuance under the 2002 Plan, (b) the number and the type of shares that may be granted as incentive stock options, to non-employee directors, as described below, and pursuant to Section 162(m), (c) the exercise prices, the number and the type of shares subject to outstanding options, and (d) the number and the type of shares subject to other outstanding Awards shall, upon approval of our Board of Directors in its discretion, be proportionately adjusted in compliance with applicable U.S. securities laws; provided, however, that fractions of a share will not be issued but will either be replaced by a cash payment equal to the fair market value of such fraction of a share or will be rounded up to the nearest whole share, as determined by the Compensation Committee.

        Merger or Change in Control.    Generally, in the event of a merger of our company with or into another corporation in which we are not the surviving corporation, each outstanding Award may be assumed or an equivalent award or right may be substituted by such successor corporation or parent or subsidiary of such successor corporation. If, in such event, an Award is not assumed or substituted, the Award shall terminate as of the date of the closing of the merger. The Award shall be considered assumed if, following the merger, the Award confers the right to purchase or receive, for each share of stock subject to the Award immediately prior to the merger, the consideration (whether stock, cash, or other securities or property) received in the merger by holders of our common stock for each share held on the effective date of the transaction (and if the holders are offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares). If such consideration received in the merger is not solely common stock of the successor corporation or its parent, the Compensation Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each share of stock subject to the Award to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of our common stock in the merger.

        In the event of the proposed dissolution or liquidation of our company, the Compensation Committee shall notify the optionee at least 15 days prior to such proposed action. To the extent it has not been previously exercised, the option shall terminate immediately prior to the consummation of such proposed action.

        Amendment and Termination of the 2002 Plan.    Our Board of Directors may amend, alter, suspend or terminate the 2002 Plan, or any part thereof, at any time and for any reason. However, we will solicit stockholder approval for any amendment to the 2002 Plan to the extent necessary and desirable to comply with applicable laws. Generally, no such action by our Board or stockholders may alter or impair any Award previously granted under the 2002 Plan without the written consent of the awardee. The 2002 Plan has a term of 10 years, but it may be terminated by our Board at any time.

        New Plan Benefits.    As of December 29, 2007, 1,742,085 shares had been issued pursuant to Awards granted under the 2002 Plan, stock options to purchase 5,857,739 shares were outstanding, 22,150 shares were subject to outstanding restricted stock units and 6,800,732 shares remained available for future grant. The following table sets forth information with respect to the stock options and restricted stock units granted to our executive officers in fiscal 2007, all current executive officers as a group (including Messrs. Foster and Titinger but excluding Dr. Ruscev who joined our company in January 2008), all current directors who are not executive officers as a group, and all employees and consultants (including all current officers who are not executive officers) as a group under the 2002 Plan as of December 29, 2007.

Name	Value ($)	Shares subject to 2002 Plan Awards (#)
Dr. Igor Y. Khandros	21,162,010	632,268
Joseph R. Bronson	—	—
Richard M. Freeman	10,632,080	317,660
Ronald C. Foster	6,887,457	205,780
Stuart L. Merkadeau	8,599,715	256,938
Jorge L. Titinger.	3,803,866	113,650
All current executive officers as a group (5 persons)	51,085,127	1,526,296
All current directors who are not executive officers as a group (6 persons)	7,903,907	236,149
All current employees as a group (excluding executive officers)	137,610,365	4,111,454

        U.S. Federal Income Tax Consequences of Awards.    The following is a brief summary of the U.S. federal income tax consequences applicable to Awards granted under the 2002 Plan based on U.S. federal income tax laws in effect on the date of this Proxy Statement.

        This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular participant based on his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Section 409A of the Internal Revenue Code), or other tax laws other than U.S. federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, we advise all participants to consult their own tax advisors concerning the tax implications of Awards granted under the 2002 Plan.

        A recipient of a stock option will not have taxable income upon the grant of the stock option. For nonstatutory stock options, the participant will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

        The acquisition of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except, possibly, for purposes of the alternative minimum tax. The gain or loss recognized by the participant on a later sale or other disposition of such shares will either be long-term capital gain or loss or ordinary income, depending upon whether the participant holds the shares for the legally-required period (currently two years from the date of grant and one year from the date of exercise). If the shares are not held for the legally-required period, the participant will recognize ordinary income equal to the lesser of (a) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (b) the difference between the sales price and the exercise price.

        For stock grant awards, unless vested or the participant elects to be taxed at the time of grant, the participant will not have taxable income upon the grant, but upon vesting will recognize ordinary income equal to the fair market value of the shares at the time of vesting less the amount paid for such shares, if any. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

        A participant is not deemed to receive any taxable income at the time an award of stock units is granted. When vested stock units (and dividend equivalents, if any) are settled and distributed, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of shares received less the amount paid for such stock units, if any.

        At the discretion of the Compensation Committee, the 2002 Plan allows a participant to satisfy his or her tax withholding requirements under U.S. federal and state tax laws in connection with the exercise or receipt of an Award by electing to have shares withheld.

        Our company will be entitled to a tax deduction in connection with an award under the 2002 Plan only in an amount equal to the ordinary income realized by the participant and at the time the participant recognizes such income, and if applicable withholding requirements are met. In addition, Section 162(m) contains special rules regarding the U.S. federal income tax deductibility of compensation paid to our Chief Executive Officer and each of our other three most highly compensated executive officers (other than the principal financial officer). The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1 million. However, our company can preserve the deductibility of certain compensation in excess of $1 million if we comply with certain conditions imposed by the Section 162(m) rules (including the establishment of a maximum number of shares with respect to which Awards may be granted to any one employee during one year) and if the material terms of such compensation are disclosed to and approved by our stockholders. Because of the fact-based nature of the performance-based compensation exception under Section 162(m) and the limited availability of binding guidance thereunder, we cannot guarantee that the Awards under the 2002 Plan will qualify for exemption under Section 162(m). However, the 2002 Plan is structured with the intention that the Compensation Committee will have the discretion to make Awards under the 2002 Plan that would qualify as "performance-based compensation" and be fully deductible. Accordingly, we are seeking stockholder approval of the 162(m) Material Terms to comply for exemption under Section 162(m).

        Accounting Treatment.    Based on FAS123(R), we will recognize compensation expense in an amount equal to the fair value on the date of grant of all stock options under the 2002 Plan. The total compensation expense will be based on the number of option shares multiplied by the fair value of an option. We are using the Black-Scholes valuation model to measure fair value of option grants. In addition, we will recognize compensation expense for other Awards under the 2002 Plan. In general, the expense associated with each Award will be recognized over the requisite employee service period, which is generally the vesting period.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

Beneficial Ownership of our Securities

        The following table presents information regarding the beneficial ownership of our common stock as of February 29, 2008 for:

  •
  each person or entity known by us to own beneficially more than 5% of our common stock;

  •
  each of our directors;

  •
  our Chief Executive Officer, our current President and the other executive officers named in the summary compensation table under "Executive Compensation and Related Information;" and

  •
  all of our directors and such officers as a group.

        The percentage of beneficial ownership for the following table is based on 48,808,642 shares of our common stock outstanding as of February 29, 2008. Beneficial ownership is determined under the rules and regulations of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes shares of common stock that the stockholder has a right to acquire within 60 days of February 29, 2008 through the exercise of any option, unit or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules and regulations of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has exercised options, units or other rights into shares of our common stock.

        To our knowledge, except under community property laws or as otherwise noted, the persons named in the table below have sole voting and sole investment power with respect to all equity beneficially owned. Unless otherwise indicated, each director, officer and 5% stockholder listed below maintains a mailing address of c/o FormFactor, Inc., 7005 Southfront Road, Livermore, California 94551.

Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Entities affiliated with FMR LLC(1)	7,030,881	14.4%
Vanguard Horizon Funds—Vanguard Capital Opportunity Fund(2)	5,240,500	10.7
Entities affiliated with Franklin Resources, Inc.(3)	4,908,919	10.1
PRIMECAP Management Company(4)	4,851,100	9.9
Entities affiliated with Goldman Sachs Asset Management, L.P.(5)	3,200,555	6.6
Dr. Igor Y. Khandros(6)	2,709,612	5.5
Stuart L. Merkadeau(7)	223,658	*
Richard M. Freeman(8)	177,748	*
Ronald C. Foster(9)	102,832	*
Jorge L. Titinger(10)	—	—
Dr. Mario Ruscev(11)	—	—
Joseph R. Bronson(12)	—	—
James A. Prestridge(13)	100,748	*
G. Carl Everett, Jr.(14)	77,118	*
Dr. Homa Bahrami(15)	51,013	*
Harvey A. Wagner(16)	40,410	*
Lothar Maier(17)	22,726	*
Dr. Thomas J. Campbell(18)	15,000	*
All directors and officers as a group (13 persons)	3,520,865	7.1%

*
Represents beneficial ownership of less than 1%.

(1)
As reported in the Schedule 13G/A of FMR LLC and related persons for beneficial ownership as of December 31, 2007, which was filed on January 10, 2008 with the Securities and Exchange Commission. The address of FMR LLC and related persons is 82 Devonshire Street, Boston, Massachusetts 02109.

(2)
As reported in the Schedule 13G/A of Vanguard Horizon Funds—Vanguard Capital Opportunity Fund for beneficial ownership as of December 31, 2007, which was filed on March 10, 2008 with the Securities and Exchange Commission. The address of Vanguard Horizon Funds—Vanguard Capital Opportunity Fund is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(3)
As reported in the Schedule 13G/A of Franklin Resources, Inc. and related persons for beneficial ownership as of December 31, 2007, which was filed on February 4, 2008 with the Securities and Exchange Commission. The address of Franklin Resources, Inc. and related persons is One Franklin Parkway, San Mateo, California 94403.

(4)
As reported in the Schedule 13G/A of PRIMECAP Management Company for beneficial ownership as of December 31, 2007, which was filed on February 14, 2008 with the Securities and Exchange Commission. The address of PRIMECAP Management Company is 225 South Lake Avenue, #400, Pasadena, California 91101.

(5)
As reported in the Schedule 13G/A of Goldman Sachs Asset Management, L.P. for beneficial ownership as of December 31, 2007, which was filed on February 1, 2008 with the Securities and Exchange Commission. The address of Goldman Sachs Asset Management, L.P. is 32 Old Slip, New York, New York 10005.

(6)
Represents 2,300,999 shares held by The Khandros—Bloch Revocable Trust, 400,113 shares issuable upon exercise of options that are exercisable within 60 days of February 29, 2008, all of which shares will be vested, and 8,500 shares subject restricted stock units that vested on April 3, 2008.

(7)
Includes 10,221 shares held by the Stuart L. Merkadeau and Lisa A. Merkadeau Living Trust and 213,437 shares issuable upon exercise of options that are exercisable within 60 days of February 29, 2008, all of which shares will be vested.

(8)
Represents 177,748 shares issuable upon exercise of options that are exercisable within 60 days of February 29, 2008, all of which shares will be vested.

(9)
Includes 99,295 shares issuable upon exercise of options that are exercisable within 60 days of February 29, 2008, all of which shares will be vested. Does not reflect the severance benefits that he received in connection with his resignation from our company that are described under "Executive Compensation and Related Information—Change of Control, Severance, Separation and Indemnification Agreements" in this Proxy Statement.

(10)
Does not reflect 135,000 unvested shares issuable upon exercise of options and 27,650 unvested shares subject to restricted stock units, which are not exercisable within 60 days of February 29, 2008. Does not reflect any severance benefits that he may receive in connection with his upcoming separation from our company as noted under "Executive Compensation and Related Information—Change of Control, Severance, Separation and Indemnification Agreements" in this Proxy Statement.

(11)
Does not reflect 100,000 unvested shares issuable upon exercise of options and 40,000 unvested shares subject to restricted stock units, which are not exercisable within 60 days of February 29, 2008.

(12)
Mr. Bronson resigned from our company effective as of January 5, 2007. Information regarding his holdings of FormFactor securities is not available to our company.

(13)
Represents 45,748 shares held by the Prestridge Family Trust, and 55,000 shares issuable upon exercise of options that are exercisable within 60 days of February 29, 2008, of which 25,000 shares will be vested and 30,000 shares will be unvested.

(14)
Represents 22,118 shares held by the Everett Family Revocable Trust, and 55,000 shares issuable upon exercise of options that are exercisable within 60 days of February 29, 2008, of which 36,250 shares will be vested and 18,750 shares will be unvested.

(15)
Includes 48,013 shares issuable upon exercise of options that are exercisable within 60 days of February 29, 2008, of which 45,513 shares will be vested and 2,500 shares will be unvested.

(16)
Represents 40,410 shares issuable upon exercise of options that are exercisable within 60 days of February 29, 2008, of which 37,910 shares will be vested and 2,500 shares will be unvested.

(17)
Represents 22,726 shares issuable upon exercise of options that are exercisable within 60 days of February 29, 2008, of which 20,000 shares will be vested and 2,726 shares will be unvested.

(18)
Represents 15,000 shares issuable upon exercise of options that are exercisable within 60 days of February 29, 2008, of which 12,500 shares will be vested and 2,500 shares will be unvested.

Equity Compensation Plans

        The following table sets forth certain information, as of December 29, 2007, concerning securities authorized for issuance under all equity compensation plans of our company:

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity Compensation plans approved by our stockholders(1),(2)	6,611,496	(3)	$29.18	7,022,258	(4)
Equity compensation plans not approved by our stockholders	—		—	—
Total:	6,611,496		$29.18	7,022,258

(1)
Includes our 2002 Equity Incentive Plan, 2002 Employee Stock Purchase Plan, Incentive Option Plan, Management Incentive Option Plan and 1996 Stock Option Plan. We do not have any options outstanding under our 1995 Option Plan. Since the effectiveness of our 2002 Equity Incentive Plan in connection with our initial public offering, we do not grant any options under our Incentive Option Plan, Management Incentive Option Plan, 1996 Stock Option Plan and 1995 Option Plan.

(2)
Our 2002 Equity Incentive Plan and our 2002 Employee Stock Purchase Plan provide that on each January 1st, the number of shares available for issuance under such plans shall increase by an amount equal to 5% of our total outstanding shares as of December 31st of the prior year for the Equity Incentive Plan and 1% of our total outstanding shares as of December 31st of the prior year for the Employee Stock Purchase Plan.

(3)
Excludes securities that may be issued under our 2002 Employee Stock Purchase Plan.

(4)
Includes 2,091,731 shares of our common stock remaining reserved for future issuance under our 2002 Employee Stock Purchase Plan as of December 29, 2007.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee oversees FormFactor's accounting and financial reporting processes on behalf of our Board of Directors. FormFactor's management has primary responsibility for the preparation and integrity of our company's consolidated financial statements, for implementing systems of internal control over financial reporting and for other financial reporting-related functions. The company's independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of FormFactor's consolidated financial statements, expressing an opinion, based upon its audit, as to the conformity of such financial statements with generally accepted accounting principles in the United States and attesting to FormFactor's internal control over financial reporting.

        In discharging its oversight responsibility, the Audit Committee has reviewed and discussed, with our management and PricewaterhouseCoopers LLP, the audited consolidated financial statements of FormFactor as of and for the year ended December 29, 2007, including a discussion of the quality of FormFactor's financial reporting and controls and internal control over financial reporting, as well as the selection, application and disclosure of critical accounting policies. In addition, the Audit Committee has reviewed and discussed the reports of FormFactor's internal audit function and the performance of internal audit during fiscal 2007.

        The Audit Committee has discussed with PricewaterhouseCoopers LLP, with and without the company's management present, the matters required to be discussed by Statement on Auditing Standards No. 114, "The Auditor's Communication With Those Charged With Governance," which supersedes Statement on Auditing Standards No. 61 as amended, "Communication with Audit Committees," including the judgment of PricewaterhouseCoopers LLP as to the quality of our company's financial reporting, internal control over financial reporting and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee also discussed with PricewaterhouseCoopers LLP the material weakness regarding the failure to maintain effective controls over the valuation of inventory and the related cost of revenues accounts, which was identified in our company's internal control over financial reporting, and the remediation steps our company's management has taken and proposes to take to address the material weakness.

        The Audit Committee has received and reviewed written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has discussed with PricewaterhouseCoopers LLP its independence from FormFactor.

        Based on the above-mentioned reviews and discussions, the Audit Committee has recommended to our Board of Directors that FormFactor's consolidated financial statements as of and for the year ended December 29, 2007 be included in the company's Annual Report on Form 10-K for the year ended December 29, 2007.

                      Submitted by the Audit Committee

                      Harvey A. Wagner, Chairperson
                      G. Carl Everett, Jr.
                      James A. Prestridge

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Framework

  Compensation Objectives

        We are committed to a compensation philosophy that is market-competitive and ensures that our executive officers and other employees share in our company's success. Our executive compensation plans, policies and programs are overseen by the Compensation Committee of our Board of Directors and are designed to achieve three primary objectives:

  •
  Attract, retain and motivate highly skilled individuals who contribute to the success of our company, and that of our stockholders,

  •
  Drive outstanding achievement of business objectives and reinforce our company's strong pay-for-performance culture, and

  •
  Align our executive officers' interests and value creation opportunities with the long-term interests and value creation opportunities of our stockholders.

  Target Pay Position/Mix of Pay

        Our compensation program is comprised of a combination of base salary, semi-annual pay-for-performance cash bonus payments, and long-term equity grants. Each of these components is discussed in greater detail below under "Compensation Decisions." We target our pay, both for the individual components and in the aggregate, to be competitive with the practices of our peer companies. Our strategy has been to examine peer group compensation practices, and with an understanding of those practices, create a highly leveraged, variable compensation opportunity for our executive officers. The Compensation Committee believes this approach best supports the pay-for-performance culture, and in turn, the creation of stockholder value. Our emphasis on variable, or at-risk, compensation ensures that our executive officers receive target or above-target compensation only to the extent that our company's performance goals have been achieved or exceeded.

        The Compensation Committee has historically approved actual compensation levels for executive officers above and below the target pay position, based on individual and company performance, to ensure an appropriate pay-for-performance alignment.

  Compensation Benchmarking

        The Compensation Committee examines the compensation practices of a peer group of companies to assess the competitiveness of all elements of our executive officer compensation programs. In Fall 2006, we reviewed and revised our peer group with the assistance of Compensia, Inc., an outside compensation consultant engaged by our company. We developed a "core" peer group of 13 companies that are comparable to our company based on the objective selection criteria in the table below. The compensation practices of this peer group of companies were the primary benchmark used when considering the competitiveness of our executive officer compensation in 2007. Additionally, we examined the compensation practices of 16 larger companies with which our company competes directly for key executive talent.

		Last Completed Fiscal Year Revenue		Market Capitalization as of August 2006		Employee Size as of Last Completed Fiscal Year-End
	Industry Sector	Range	Median	Range	Median	Range	Median
"Core" Peer Group	Semiconductor/ Semiconductor equipment	$297.4 million- $1.5 billion	$463.7 million	$684.9 million- $6.3 billion	$1.4 billion	879-6,141	1,644
FormFactor	Semiconductor equipment	$369.2 million		$1.8 billion		1,100

        The companies that were part of our "core" peer group for 2007 included:

Altera Corporation Brooks Automation, Inc. Cree, Inc. Cymer, Inc. IDT Corporation	Intersil Corporation Komag, Incorporated Lam Research Corporation MicroSemi Corporation	MKS Instruments, Inc. OmniVision Technologies, Inc. Veeco Instruments Inc. Verigy Ltd.

        In late 2007, the Compensation Committee engaged Frederic W. Cook & Co., Inc., or FWC, as its independent outside compensation consultant, to assist in the Compensation Committee's annual review of our peer group. Based on the Compensation Committee's review and advice of FWC, our updated "core" peer group consists of 19 companies for purposes of determining the competitiveness of our executive officer compensation in 2008. Additionally, for 2008, we will examine the compensation practices of 11 larger companies with which our company competes directly for key executive talent. Similar to the "core" peer group used in 2007, the 2008 peer companies were selected (using Global Industry Classification Standard codes) based on the objective criteria shown in the table below.

		Last Completed Fiscal Year Revenue		Market Capitalization as of November 2007		Employee Size as of Last Completed Fiscal Year-End
	Industry Sector	Range	Median	Range	Median	Range	Median
"Core" Peer Group	Semiconductor/ Semiconductor equipment	$200 million- $1.5 billion	$850 million	$750 million- $6 billion	$3.4 billion	400-3,000	1,700
FormFactor	Semiconductor equipment	$462 million		$1.6 billion		1,124

        The companies that are part of our "core" peer group for 2008 include:

ATMI, Inc. Brooks Automation, Inc. Cabot Microelectronics Corporation Cree, Inc. Cymer, Inc. Fairchild Semiconductor International, Inc. FEI Company	Integrated Device Technology, Inc. Intersil Corporation Lam Research Corporation MicroSemi Corporation MKS Instruments, Inc. Novellus Systems, Inc. OmniVision Technologies, Inc.	Silicon Laboratories Inc. Teradyne, Inc. Tessera Technologies, Inc. Varian Semiconductor Equipment Associates, Inc. Verigy Ltd.

        The Compensation Committee also reviews, on at least an annual basis, and makes recommendations, if necessary, to our Board of Directors regarding compensation of non-employee directors.

Compensation Decisions

        The Compensation Committee retains and does not delegate any of its exclusive power to determine all matters of executive compensation and benefits, although our Chief Executive Officer and the company's Human Resources department periodically present compensation and benefit recommendations to the Compensation Committee. FWC now works directly with the Compensation Committee, and not on behalf of our company's management, to provide advice and recommendations on competitive market practices and specific compensation decisions. To date, FWC has not provided our company's management with any services.

  Base Salary

        Base salaries are designed to provide market-competitive, fixed compensation, which allows us to attract and retain the highly skilled executive officers required to drive business results and stockholder value. Base salary is determined by a number of factors, including level of responsibility, expertise and experience of the individual, competitive conditions in the industry and salary norms for individuals in comparable positions at comparable companies. Similarly, annual increases are determined by a number of factors, including the individual's current base salary relative to market position, individual and company performance, expected future contribution of the individual to our company, internal equity and labor market dynamics.

        The Compensation Committee reviews base salary amounts for our executive officers annually. In fiscal 2007, the Compensation Committee set the base salary level of our Chief Executive Officer, who in turn recommended for approval by the Compensation Committee the base salary levels of our company's other officers who reported to the Chief Executive Officer. Discussions regarding the compensation of each executive officer, including our Chief Executive Officer, are held outside of his presence.

        2007 Base Salary.    For fiscal 2007, our Chief Executive Officer presented his base salary recommendations for the officers that report to him, including the officers named in the summary compensation table under "Executive Compensation and Related Information" to the Compensation Committee. The salaries proposed in February 2007 represented an average increase of 6.9% over 2006 salary levels for our company's executive officers (excluding our Chief Executive Officer and our former President) receiving base salary increases. The Compensation Committee then discussed our Chief Executive Officer's recommendations and, based on the factors described above, approved the base salaries for 2007, effective in April 2007.

        For our Chief Executive Officer's 2007 base salary, the Compensation Committee discussed our Chief Executive Officer's performance and reviewed competitive data and analyses collected and developed by our company's Human Resources department, and made base salary adjustments that were reviewed by the Compensation Committee in February 2007 and approved in April 2007. Effective in April 2007, the Compensation Committee set our Chief Executive Officer's salary at $500,000, which approximates the 50th percentile of our 2007 peer group, and is an increase of 11.1%.

        The 2007 base salaries for our executive officers were as follows:

Executive Officer	Position	Base Salary	Percent Increase
Dr. Igor Y. Khandros	Chief Executive Officer	$500,000	11.1%
Joseph R. Bronson(1)	Former President and Member of Office of Chief Executive	400,000	—
Ronald C. Foster(2)	Former Senior VP and Chief Financial Officer	310,000	6.9
Richard M. Freeman	Senior VP, Operations	330,000	13.8
Stuart L. Merkadeau	Senior VP, General Counsel and Secretary	260,000	0.0
Jorge L. Titinger(3)	Senior VP, Product Business Group	350,000	—

(1)
Mr. Bronson resigned from our company effective as of January 5, 2007.

(2)
Mr. Foster resigned from our company effective as of March 21, 2008.

(3)
Mr. Titinger joined our company on November 12, 2007. In light of market and business conditions, our company and Mr. Titinger mutually agreed to eliminate his position as part of our company's restructuring activities that we announced in our first fiscal quarter of 2008. Mr. Titinger's last day of employment with our company is anticipated to be on or about June 7, 2008.

  Bonus

        We provide a semi-annual bonus opportunity through our company's Key Employee Bonus Plan, which awards cash bonuses to our Chief Executive Officer, other executive officers and other employees based upon the achievement of corporate and individual performance objectives. As an "at-risk" compensation arrangement, the bonus is designed to reward our executive officers for achieving company-critical financial and operational goals that correlate closely with creating stockholder value. Bonus target levels were generally set in order to achieve the 75th percentile in target total cash compensation of our company's 2007 peer group.

        The Compensation Committee, working with our management, approves corporate performance objectives for each half of the fiscal year for our Key Employee Bonus Plan. During the first half of fiscal 2007, the corporate performance objectives were bookings, revenue, non-GAAP operating income, new product release and customer lead times. The same objectives were used for the second half of fiscal 2007 except that new product revenue replaced new product release and customer lead times. We derive non-GAAP operating income by subtracting stock-based compensation expense under FAS123(R) from our company's operating income calculated in accordance with generally accepted accounting principles in the United States, or GAAP. These corporate objectives are set at challenging target levels to motivate high business performance and support attainment of company-critical financial and operational objectives. The Compensation Committee also approves a specific weighting for each objective. For the first half of fiscal 2007, each corporate performance objective was weighted at 15%, except non-GAAP operating income was weighted at 30% and new product release was weighted at 25%. In addition, the Committee conditioned any payment for the first half upon our company obtaining at least the minimum corporate performance objectives of $200.0 million in revenue and $43.1 million in non-GAAP operating income. For the second half of fiscal 2007, each corporate performance objective was weighted at 15%, except non-GAAP operating income was weighted at 55%. In addition, the Committee conditioned any payment for the second half upon our company obtaining at least the minimum corporate performance objectives of $230.0 million in revenue and $50.265 million in non-GAAP operating income. The Compensation Committee weighted the combined corporate performance objectives for our Chief Executive Officer at 100% of the bonus and for our other executive officers at 80% of the bonus, with the remaining 20% consisting of individual performance objectives as discussed below.

        The Compensation Committee is also responsible for establishing individual performance objectives for our Chief Executive Officer. For fiscal 2007, the Compensation Committee based the bonus payout for our Chief Executive Officer only on corporate performance objectives consistent with our company's compensation philosophy, including pay-for-performance. As discussed earlier, the corporate objectives are chosen following consideration of factors important for attaining company-critical business objectives and thereby, for enhancing stockholder value. The Compensation Committee believes that as our Chief Executive Officer is responsible for overall company performance, it is important that he manage the officers who directly report to him so that their individual achievements accomplish our company's corporate objectives. Thus, our Chief Executive Officer is rewarded for his management of our company as measured by our company's achievement of its corporate objectives, and in effect, the extent to which our company's performance enhances stockholder value.

        For fiscal 2007, our Chief Executive Officer worked with the officers who directly reported to him to identify and set individual performance objectives, which were then reviewed and approved by the Compensation Committee. Individual performance is generally based on a review of the individual's accomplishment in the areas of leadership, management, overall performance and development. For fiscal 2007, the Compensation Committee weighted individual performance objectives at 20% of the bonus, except for our Chief Executive Officer as discussed above. Individual performance objectives were also used in determining achievement of corporate performance objectives.

        Bonus payments in 2007 under the Key Employee Bonus Plan for our executive officers, other than our Chief Executive Officer, were determined by multiplying (a) base salary for the performance period (Base) by (b) target percentage (Target) by (c) ((corporate achievement factor × individual achievement factor × 80%) (Corporate Factor) + (individual achievement factor × 20%) (Individual Factor)) or

        BASE × TARGET × (CORPORATE FACTOR + INDIVIDUAL FACTOR) = BONUS.

        For bonuses to be awarded under the Key Employee Bonus Plan, our company must achieve the minimum corporate performance objectives set by the Compensation Committee and each executive officer's bonus payout is conditioned on that officer meeting his minimum job performance requirements. The Compensation Committee determines whether the corporate objectives were achieved for a particular measurement period and, if so, the level of achievement. The level of achievement of any individual performance objectives for our executive officers, including our Chief Executive Officer, is reviewed and approved by the Compensation Committee. The Compensation Committee has the discretion, in appropriate circumstances, to adjust bonus payouts or to grant no bonus at all. The Compensation Committee did not exercise such discretion in 2007.

        In August 2007 and February 2008, our Chief Executive Officer and the company's Human Resources department presented their recommendations for bonus payments to the officers that reported to our Chief Executive Officer in fiscal 2007 based on their individual performances and our company's fiscal 2007 achievement of the corporate performance objectives as approved by the Compensation Committee. The Compensation Committee reviewed these recommendations, and approved bonuses for these officers. At the same time, the Compensation Committee determined the bonus for our Chief Executive Officer based only upon our company's performance relative to the pre-established corporate performance objectives.

        For the first half of 2007, the Compensation Committee determined that our company achieved 87% of its corporate performance objectives. Specifically, bookings were targeted at $240 million and achieved $241 million, revenue was targeted at $220 million and achieved $216 million, non-GAAP operating income was targeted at 25% and achieved 24.9% and new product release was targeted at the achievement of 17 milestones and achieved 8 milestones, and customer lead times were targeted at a reduction of 11 weeks and achieved a 12 weeks reduction. Individual performance factors for our executive officers ranged from 95 to 105%.

        The Compensation Committee approved the following bonus payments for our executive officers for the first half of fiscal 2007 based on the performance results discussed above:

Executive Officer	2007 Annual Target (% of Base Salary)	1st Half 2007 Target (% of Base Salary)	1st Half 2007 Actual Bonus (% of Target)	Bonus Paid for 1st Half 2007
Dr. Igor Y. Khandros	135%	67.5%	82%	$277,109
Joseph R. Bronson	—	—	—	—
Ronald C. Foster	90	45	82	114,371
Richard M. Freeman	90	45	88	130,264
Stuart L. Merkadeau	90	45	89	104,603
Jorge L. Titinger	—	—	—	—

        For the second half of 2007, the Compensation Committee determined that our company achieved 75% of its corporate performance objectives. Bookings were targeted at $275 million and achieved $219 million, revenue was targeted at $255 million and achieved $246 million, non-GAAP operating income was targeted at 25.2% and achieved 25.3%, and new product revenue was targeted at $20.4 million and achieved $11.6 million. Individual performance factors for our executive officers ranged from 85 to 95%.

        The Compensation Committee approved the following bonus payments for our executive officers for the second half of 2007, based on the performance results discussed above:

Executive Officer	2007 Annual Target (% of Base Salary)	2nd Half 2007 Target (% of Base Salary)	2nd Half 2007 Actual Bonus (% of Target)	Bonus Paid for 2nd Half 2007
Dr. Igor Y. Khandros	135%	67.5%	75%	$253,125
Joseph R. Bronson	—	—	—	—
Ronald C. Foster	90	45	68	94,860
Richard M. Freeman	90	45	68	100,980
Stuart L. Merkadeau	90	45	76	88,884
Jorge L. Titinger	110	55	76	38,585	(1)

(1)
Represents a pro-rated payout for 48 days of employment in 2007.

        In March 2008, the Compensation Committee approved the corporate performance objectives under the Key Employee Bonus Plan for the first half of fiscal 2008. The corporate performance objectives are the same as the second half of 2007, and as in 2007, are set at challenging target levels to motivate high business performance and support attainment of company-critical financial and operational objectives. Because the Compensation Committee has taken a similar approach to establishing corporate performance objectives for fiscal 2008 as it has in the past, it is possible but not probable that the fiscal 2008 targets will be achieved. Whether or not our company achieves its fiscal 2008 corporate performance objectives is only a prediction and is subject to risks and uncertainties that are difficult to predict, including those identified under "Item 1A. Risk Factors" in our company's Annual Report on Form 10-K for its 2007 fiscal year, which we filed with the Securities and Exchange Commission. Actual results could differ materially and we encourage you to review the risk factors contained in our company's Annual Report on Form 10-K for its 2007 fiscal year and subsequent Form 10-Q filings with the Securities and Exchange Commission.

  Equity

        Our 2002 Equity Incentive Plan authorizes the award of stock options, restricted stock and restricted stock units to our executive officers. Equity awards to our officers are made at the discretion of the Compensation Committee in accordance with the 2002 Equity Incentive Plan and our company's equity grant guidelines. Compensation tied to the performance of our company's common stock is used to reward performance and contributions to our company, as well as for retention purposes.

        The Compensation Committee believes that equity compensation is a very important component of our pay-for-performance compensation philosophy, and is an effective way to align compensation for executive officers over a multi-year period directly with the interests of our company's stockholders by motivating and rewarding creation and preservation of stockholder value. In fact, we are currently requesting our stockholders to approve a proposal intended to preserve full deductibility of equity compensation to our executive officers under the 2002 Equity Incentive Plan. In fiscal 2007, our equity compensation for our executive officers was as follows:

Executive Officer	2007 Stock Option Awards (#)	2007 Restricted Stock Unit Awards (#)
Dr. Igor Y. Khandros	100,000	—
Joseph R. Bronson	—	—
Ronald C. Foster	50,000	—
Richard M. Freeman	60,000	—
Stuart L. Merkadeau	35,000	—
Jorge L. Titinger(1)	100,000	13,650

(1)
Represents new hire awards to Mr. Titinger when he joined our company.

        See the table entitled "Grants of Plan-Based Awards—Fiscal 2007" under "Executive Compensation and Related Information" in this Proxy Statement for additional information regarding equity awards to our executive officers in fiscal 2007.

        Because of the "underwater value" of previously granted stock options and for retention purposes, in February 2008, the Compensation Committee for the first time made annual grants of restricted stock units to employees below the vice president level and granted a mix of stock options and restricted stock units to vice presidents and above, except for our Chief Executive Officer who received only stock options. The 2008 equity grants to our executive officers were made between the median and 75th percentile of our 2008 peer group. Subject to the officer's continued service with our company, the stock options will vest 25% after one year and monthly thereafter over the next three years and the restricted stock units will vest 25% each year over four years. Our executives and employees receive value from stock options only to the extent that our company's stock price, and therefore, stockholder value, increases from the stock price on the grant date. Restricted stock units are impacted by all stock price changes, so the value to executives and employees is affected by both increases and decreases in stock price. In February 2008, the Compensation Committee made the following equity awards to our current executive officers:

Executive Officer	2008 Stock Option Award (#)	2008 Restricted Stock Unit Award (#)
Dr. Igor Y. Khandros	100,000	—
Richard M. Freeman	25,000	10,000
Stuart L. Merkadeau	25,000	10,000
Dr. Mario Ruscev	—	—
Jorge L. Titinger	35,000	14,000

        The Compensation Committee also desires to create the appropriate balance between equity-based executive pay and stockholder concerns about stock usage and dilution. Accordingly, the Compensation Committee has taken the following steps to manage our company's equity compensation plan:

  •
  Our net issuance of stock-based awards was 3.6% of outstanding common stock in 2007, which is within the average for companies that operate within our 2007 peer group;

  •
  The number of equity grants to individual executive officers are generally based on individual performance against achievement of their annual objectives in the preceding year, the expected future contribution and long-term retention of the executive and our performance compared to the "core" peer group; and

  •
  We have determined that one restricted stock unit equals an option to purchase 2.5 shares of our common stock for stock usage and dilution purposes.

        Equity awards to our executive officers are generally made on an annual basis, along with the annual option grants made to all other employees of our company. For 2008, the Compensation Committee changed its annual grant date from May to February to assist with our company' talent retention program. All annual grants are made during an open trading window under our company's insider trading policy.

        Our executive officers are also eligible to participate in our 2002 Employee Stock Purchase Plan on the same terms as all other employees of our company. The 2002 Employee Stock Purchase Plan permits our eligible employees (including officers) to purchase shares of our common stock at a discount on a periodic basis through payroll deductions of between 1% and 15% of their cash compensation. Each offering period under this plan is now for 12 months fixed duration and consists of two six-month purchase periods. The purchase price for shares of our common stock purchased under this plan is 85% of the lesser of the fair market value of our common stock on the first day of the applicable offering period or the last day of each purchase period. No participant may purchase shares under this plan having a fair market value of more than $25,000, which is determined as of the first day of the applicable offering period, for each calendar year.

        We do not have stock ownership guidelines for our officers at this time. The Compensation Committee will periodically evaluate this matter, and implement changes where it deems necessary.

Change of Control Benefits

        In February 2008, we revised and renewed our change of control severance agreements with our executive officers based on a competitive review by FWC of similar agreements in the 2008 peer group, which agreements are described in this Proxy Statement under "Executive Compensation and Related Information—Change of Control, Severance, Separation and Indemnification Agreements." The Compensation Committee believes that these agreements protect the interests of our stockholders by providing a framework for avoiding the distraction and loss of key management personnel that may occur in connection with rumored or actual fundamental corporate changes. The uncertainty about future status of employment among management that can arise in the face of a potential change of control could result in the untimely departure or distraction of key officers. Change of control agreements provide support to officers to remain with our company despite uncertainties while a change of control is under consideration or pending and the Compensation Committee believes that the potential benefits under these agreements are reasonable based on the competitive review.

        Under our Key Employee Bonus Plan, which provides for performance bonuses to our executive officers, if a change in control of our company occurs, all bonus awards will be deemed to have been earned at 100% of the bonus target percentage for the current plan measurement period (and for the subsequent consecutive measurement periods if they fall within the same fiscal year) and will be paid to the officer participants at that time.

Other Benefits and Perquisites

        Our executive officers, like our other employees, may participate in various employee benefit plans, including health, dental and vision care plans, life insurance and our company's 401(k) plan. Our company's 401(k) is a defined contribution plan and provides for a company match of 50% for the first 3% of an employee's contributions to the plan. Based on our company's profitability, we also contribute up to 7.5% of an employee's pay. Our company's contributions vest over four years from the employee's hire date for both the company match and profit-sharing portions.

        We do not provide perquisites unless there is a company or job-related need. We annually review the perquisites that our officers receive.

Other Considerations

  Equity Grant Practices

        Our practice is to approve annual stock option grants at the February Compensation Committee meeting, and the grant price is the closing price on the day of the Compensation Committee meeting. The Compensation Committee approves all equity grants to our executive officers. Non-executive new hire grants are approved in the normal new hire offer process if within the pre-approved Committee guidelines for new hire grants. Any exceptions require Compensation Committee approval. The grant price and date is set by policy based on the new hire's start of employment.

  Tax Considerations

        Section 162(m) of the Internal Revenue Code of 1986, as amended, establishes a limitation on the deductibility of compensation payable in any particular tax year to our Chief Executive Officer and the three other most highly compensated officers of our company excluding our Chief Financial Officer. Section 162(m) of the Code generally provides that publicly-held companies cannot deduct compensation paid to its top officers to the extent that such compensation exceeds $1 million per officer. Compensation that is "performance-based" compensation within the meaning of the Code is exempted from the $1 million deduction limit.

        While the Compensation Committee attempts to maximize the deductibility of compensation paid to our Chief Executive Officer and the three other most highly compensated officers, the Committee retains the discretion and flexibility necessary to provide total compensation in line with competitive practice, our compensation philosophy and the interests of our stockholders. Accordingly, from time to time, the Compensation Committee may approve, and our company may pay, compensation to our officers that are not fully deductible under Section 162(m). For example, our Key Employee Bonus Plan does not meet the requirements for a "performance-based plan" under Section 162(m), and so if cash compensation for a covered executive officers exceeds $1 million, the excess would not be deductible. We are, however, asking stockholders to approve certain material terms of our company's 2002 Equity Incentive Plan so that the taxation of awards under the plan to covered executive officers can be exempt from Section 162(m). See "Proposal No. 3—Approval of Material Terms under FormFactor's 2002 Equity Incentive Plan with respect to Section 162(m) of the Internal Revenue Code" for additional information.

Appointment of President

        Effective January 7, 2008, our company appointed Dr. Mario Ruscev as President and as a member of our Board of Directors. Dr. Ruscev reports to our Chief Executive Officer, Dr. Khandros.

        Under his employment letter agreement, Dr. Ruscev will be paid an annual base salary of $500,000 and is eligible to receive a bonus under our Key Employee Bonus Plan at a target rate of 100% of base salary with the opportunity to earn 200% of base salary based on achievement of certain objectives pursuant to his employment letter agreement. For 2008, his annual bonus is guaranteed at 100% of base salary. He will also be paid a sign-on bonus of $100,000. Our company also reimbursed Dr. Ruscev for his reasonable moving expenses from Paris, France and provided him with a relocation allowance not to exceed two months of his annual base salary.

        Under our company's 2002 Equity Incentive Plan, effective as of January 7, 2008, the Compensation Committee granted Dr. Ruscev a stock option to purchase 100,000 shares of our common stock and awarded restricted stock units that represent the right to receive 40,000 shares of our common stock upon vesting. The stock option and the restricted stock units are subject to vesting acceleration upon the occurrence of certain change in control events.

        Dr. Ruscev's employment letter agreement also provides that if his employment is terminated by our company without cause or by him for good reason (as these terms are defined in his employment letter agreement), he will receive a lump sum severance payment equal to one year of his then annual base salary, a pro-rata portion of his annual bonus based upon the calendar days of his employment in the year of his termination, accelerated vesting and extended exercisability of his granted equity awards for an additional twelve month period, and health benefits coverage for up to 12 months. These separation benefits are subject to Dr. Ruscev executing a release and waiver of claims in favor of our company.

        Additional information regarding Dr. Ruscev's employment, including a copy of his employment letter agreement, are available in our company's Form 8-K, which we filed on January 7, 2008 with the Securities and Exchange Commission.

Appointment of Chief Financial Officer

        Effective March 31, 2008, our company appointed Jean Bernard Vernet as Chief Financial Officer and a Senior Vice President. Mr. Vernet reports to our President, Dr. Ruscev.

        Under his employment letter agreement, Mr. Vernet will be paid an annual base salary of $325,000 and is eligible to receive a bonus under our Key Employee Bonus Plan at a target rate of 90% of base salary. For the 1st half of 2008, his semi-annual bonus is guaranteed at 100% of base salary. Mr. Vernet will receive a sign-on bonus of $100,000. Our company will reimburse his relocation expenses from Canada, including real estate agent commissions up to $40,000 and costs for moving his family and household goods, and pay him one month's base salary as a relocation allowance.

        Under our company's 2002 Equity Incentive Plan, effective as of March 31, 2008, the Compensation Committee granted Mr. Vernet a stock option to purchase 50,000 shares of our common stock and awarded restricted stock units that represent the right to receive 20,000 shares of our common stock upon vesting. The stock option and the restricted stock units are subject to vesting acceleration upon the occurrence of certain change in control events.

        Additional information regarding Mr. Vernet's employment, including a copy of his employment letter agreement, are available in our company's Form 8-K, which we filed on March 31, 2008 with the Securities and Exchange Commission.

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee reviewed and discussed the "Compensation Discussion and Analysis" contained in this Proxy Statement with our company's management. Based on this review and discussions, the Compensation Committee has recommended to FormFactor's Board of Directors that the "Compensation Discussion and Analysis" be included in this Proxy Statement.

Submitted by the Compensation Committee
James A. Prestridge, Chairperson Dr. Homa Bahrami G. Carl Everett, Jr. Lothar Maier

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary Compensation

        The following table presents information regarding the compensation paid during fiscal years 2007 and 2006 to our Chief Executive Officer, our former Chief Financial Officer, our former President and the three other most highly compensated executive officers who served during fiscal 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(5)	Option Awards ($)(5)		Non-Equity Incentive Plan Compensation ($)(7)	All Other Compensation ($)(8)	Total ($)
Dr. Igor Y. Khandros Chief Executive Officer	2007 2006	$487,394 436,835	— —		$127,548 127,548	$1,517,448 1,324,428		$530,234 571,981	$20,250 23,022	$2,682,874 2,483,814
Joseph R. Bronson(1) Former President and Member of Office of Chief Executive	2007 2006	20,755 400,020	— —		798,040 241,700	575,045 1,210,645	(6)	— 523,515	400,000 61,350	1,793,840 2,437,230
Ronald C. Foster(2) Former Senior VP and Chief Financial Officer	2007 2006	304,231 285,962	— —		— —	712,639 484,310		209,231 261,993	20,250 18,606	1,271,912 1,050,871
Richard M. Freeman Senior VP, Operations	2007 2006	319,577 285,962	— —		— —	858,850 624,875		231,244 285,811	20,250 15,797	1,456,998 1,212,445
Stuart L. Merkadeau Senior VP, General Counsel and Secretary	2007 2006	259,896 259,896	— —		— —	751,093 727,434		193,487 216,416	20,250 15,371	1,390,325 1,219,117
Jorge L. Titinger(3) Senior VP, Product Business Group	2007 2006	40,385 —	200,000 —	(4)	22,741 —	57,601 —		— —	— —	320,727 —

(1)
Mr. Bronson resigned from our company effective as of January 5, 2007.

(2)
Mr. Foster resigned from our company effective as of March 21, 2008.

(3)
Mr. Titinger joined our company on November 12, 2007. In light of market and business conditions, our company and Mr. Titinger mutually agreed to eliminate his position as part of our company's restructuring activities that we announced in our first fiscal quarter of 2008. Mr. Titinger's last day of employment with our company is anticipated to be on or about June 7, 2008.

(4)
Represents Mr. Titinger's sign-on bonus, which we provided when he joined our company.

(5)
The amounts reflect the dollar amount recognized for the applicable fiscal year for financial statement reporting purposes in accordance with FAS123(R). Assumptions used in the calculation of these amounts are described in Note 6—Stock-Based Compensation to our company's consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 29, 2007.

(6)
The amount represents FAS123(R) option expense of $843,823 less forfeitures of $268,778.

(7)
Represents amounts earned for performance in the applicable year under our company's Key Employee Bonus Plan, which is described under "Compensation Discussion and Analysis" in this Proxy Statement.

(8)
The following table provides detail regarding "All Other Compensation."

All Other Compensation

Name	Year	Severance Benefits			401(k) Profit Sharing Contributions(b)	401(k) Matching Contributions(c)	Housing Allowance		Vehicle Allowance
Dr. Igor Y. Khandros	2007 2006	$	— —		$16,875 14,550	$3,375 1,272	$	— —	$	— 7,200
Joseph R. Bronson	2007 2006		400,000 —	(a)	— 14,550	— —		— 46,800		— —
Ronald C. Foster	2007 2006		— —		16,875 14,550	3,375 4,056		— —		— —
Richard M. Freeman	2007 2006		— —		16,875 14,550	3,375 1,247		— —		— —
Stuart L. Merkadeau	2007 2006		— —		16,875 14,550	3,375 821		— —		— —
Jorge L. Titinger	2007 2006		— —		— —	— —		— —		— —

(a)
Represents severance payment of $400,000 to Mr. Bronson.

(b)
401(k) profit sharing contributions by our company, which contributions are subject to vesting.

(c)
401(k) matching contributions by our company, which contributions are subject to vesting.

Grants of Plan-Based Awards in Fiscal 2007

        The following table presents information regarding stock options and restricted stock units granted during fiscal 2007 to our executive officers named in the summary compensation table above. We granted these equity awards to these officers under our 2002 Equity Incentive Plan. The options have an exercise price equal to the closing price of our company's common stock on the Nasdaq Global Market on the grant date and have a seven-year term. The vesting schedules for the stock options and restricted stock units are set forth below in the "Outstanding Equity Awards at Fiscal Year Ended December 29, 2007" table. There can be no assurance that the Grant Date Fair Value of Equity Awards will ever be realized. The following table also presents information regarding potential awards under our Key Employee Bonus Plan for 2007 under the "Non-Equity Incentive Plan Awards" columns.

All awards presented in the table below are further described under "Compensation Discussion and Analysis—Compensation Decisions—Equity" in this Proxy Statement.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				All Other Equity Awards: Number of Securities Underlying Awards		Exercise or Base Price of Option Awards ($/sh)
								Grant Date Fair Value of Equity Awards ($)(4)
Name	Threshold ($)	Target ($)	Maximum ($)	Grant Date For Equity Awards
Dr. Igor Y. Khandros	0	675,000	1,350,000	5/16/07	100,000	(2)	41.39	1,808,280
Joseph R. Bronson	—	—	—	—	—		—	—
Ronald C. Foster	0	310,000	573,500	5/16/07	50,000	(2)	41.39	904,140
Richard M. Freeman	0	297,000	549,450	5/16/07	60,000	(2)	41.39	1,084,968
Stuart L. Merkadeau	0	234,000	432,900	5/16/07	35,000	(2)	41.39	632,898
Jorge L. Titinger	0	385,000	712,250	11/12/07	100,000	(2)	38.46	1,790,540
	—	—	—	11/12/07	13,650	(3)	—	524,979

(1)
The threshold calculations assume that our company has not met the minimum corporate performance objectives for both semi-annual measurement periods in fiscal 2007 under our Key Employee Bonus Plan. The target and maximum calculations assume that the executive officer provides services to our company during both semi-annual measurement periods in fiscal 2007. Additional information regarding the actual awards to our executive officers in fiscal 2007 is provided under "Compensation Discussion and Analysis—Compensation Decisions—Equity" in this Proxy Statement.

(2)
Represents a stock option award.

(3)
Represents a restricted stock units award.

(4)
The amounts shown reflect the fair value of the award on the grant date used to determine the compensation expense under FAS 123(R) associated with the grant in our company's consolidated financial statements and has been calculated using the Black-Scholes valuation model. The valuations are based on the assumptions discussed in Note 6—Stock-Based Compensation to our company's consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 29, 2007. The Black-Scholes valuation model is only one of the methods available for valuing options, and our company's use of this model should not be interpreted as a prediction as to the actual value that may be realized on the award. The actual value of the award may be significantly different, and the value actually realized, if any, will depend upon the excess of the market value of the common stock over the exercise price at the time of exercise.

Outstanding Equity Awards at Fiscal Year Ended December 29, 2007

        The following table presents information regarding outstanding equity awards held by our executive officers named in the summary compensation table above at December 29, 2007.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(1)		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(15)
Dr. Igor Y. Khandros	104,228 100,000 19,999 29,000 50,000 32,885 —	— — 10,001 29,000 50,000 98,655 100,000	14.00 19.50 19.50 23.56 25.39 39.84 41.39	6/11/2013 8/14/2013 8/14/2013 2/15/2015 11/4/2015 5/11/2013 5/16/2014	(2) (3) (4) (5) (6)	8,500 — — — — — —	(13)	284,495 — — — — — —
Joseph R. Bronson	—	—	—	—		—		—
Ronald C. Foster	55,825 16,395 —	34,375 49,185 50,000	22.83 39.84 41.39	3/2/2015 5/11/2013 5/16/2014	(7) (5) (6)	— — —		— — —
Richard M. Freeman	130,000 20,000 9,255 5,160 —	30,000 20,000 27,765 15,480 60,000	17.51 25.39 39.84 39.84 41.39	9/17/2014 11/4/2015 5/11/2013 5/21/2013 5/16/2014	(8) (9) (5) (5) (6)	— — — — —		— — — — —
Stuart L. Merkadeau	2,077 13,307 52,500 12,558 63,000 5,749 11,666 25,000 10,577 3,068 —	— — — — — 8,051 16,334 25,000 31,733 9,202 35,000	6.50 6.50 6.50 14.00 19.50 19.50 23.56 25.39 39.84 39.84 41.39	9/6/2011 10/30/2011 4/17/2012 6/11/2013 8/14/2013 8/14/2013 2/15/2015 11/4/2015 5/11/2013 5/21/2013 5/16/2014	(10) (10) (11) (5) (5) (6)	— — — — — — — — — — —		— — — — — — — — — — —
Jorge L. Titinger	—	100,000	38.46	11/12/2013	(12)	13,650	(14)	456,866

(1)
Unless otherwise indicated, option is fully vested. Vesting information is based on the original grant.

(2)
Commenced vesting on April 15, 2007 in equal monthly installments over 12 months.

(3)
50% vested on April 3, 2006 and the remaining 50% vested on April 3, 2008.

(4)
25% vests on each April 3 commencing on April 3, 2006.

(5)
25% vests on each May 11 commencing on May 11, 2007.

(6)
25% vests on each May 16 commencing on May 16, 2008.

(7)
25% vested on March 2, 2006 and the remaining vests ratably each month to March 2, 2009.

(8)
25% vested on September 7, 2005 and the remaining vests ratably each month to September 7, 2008.

(9)
25% vests on each September 7 commencing on September 7, 2005.

(10)
Commenced vesting on July 5, 2007 in equal monthly installments over 12 months.

(11)
25% vests on each July 5 commencing on July 5, 2006.

(12)
25% vests on November 12, 2008 and the remaining vests ratably each month to November 12, 2011.

(13)
Vested on April 3, 2008.

(14)
33 1/3% vests on each November 1 commencing on November 1, 2008.

(15)
Market value was determined by multiplying the price for a share of our company's common stock as of December 28, 2007 by the number of restricted stock units outstanding.

Option Exercises and Stock Vested at Fiscal Year Ended December 29, 2007

        The following table presents information concerning the exercise of options during fiscal 2007 held by our executive officers named in the summary compensation table above, and the vested stock held by them at December 29, 2007.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Dr. Igor Y. Khandros	—	—		—	—
Joseph R. Bronson	104,166 25,000 9,375 25,000 14,583 3,125 25,518	1,841,655 464,478 232,210 430,750 262,942 75,690 91,372	(1) (2) (3) (4) (5) (6) (7)	9,608 19,216 — — — — —	366,833 828,210 — — — — —
Ronald C. Foster	5,000 4,000 1,800 1,800 1,800	100,850 80,680 39,450 36,306 36,306	(8) (9) (10) (11) (12)	— — — — —	— — — — —
Richard M. Freeman	—	—		—	—
Stuart L. Merkadeau	5,000 3,000 7,000 7,500	187,500 110,093 276,500 246,624	(13) (14) (15) (16)	— — — —	— — — —
Jorge L. Titinger	—	—		—	—

(1)
On February 1, 2007, Mr. Bronson exercised 104,166 options. The exercise price of the options was $26.02 per share compared to the market price at the time of exercise of $43.70.

(2)
On February 1, 2007, Mr. Bronson exercised 25,000 options. The exercise price of the options was $25.39 per share compared to the market price at the time of exercise of $43.97.

(3)
On February 1, 2007, Mr. Bronson exercised 9,375 options. The exercise price of the options was $19.20 per share compared to the market price at the time of exercise of $43.97.

(4)
On February 5, 2007, Mr. Bronson exercised 25,000 options. The exercise price of the options was $26.02 per share compared to the market price at the time of exercise of $43.25.

(5)
On February 6, 2007, Mr. Bronson exercised 14,583 options. The exercise price of the options was $25.39 per share compared to the market price at the time of exercise of $43.42.

(6)
On February 6, 2007, Mr. Bronson exercised 3,125 options. The exercise price of the options was $19.20 per share compared to the market price at the time of exercise of $43.42.

(7)
On February 6, 2007, Mr. Bronson exercised 25,518 options. The exercise price of the options was $39.84 per share compared to the market price at the time of exercise of $43.42.

(8)
On February 1, 2007, Mr. Foster exercised 5,000 options pursuant to his 10b5-1 trading plan. The exercise price of the options was $22.83 per share compared to the market price at the time of exercise of $43.00.

(9)
On March 1, 2007, Mr. Foster exercised 4,000 options pursuant to his 10b5-1 trading plan. The exercise price of the options was $22.83 per share compared to the market price at the time of exercise of $43.00.

(10)
On April 2, 2007, Mr. Foster exercised 1,800 options pursuant to his 10b5-1 trading plan. The exercise price of the options was $22.83 per share compared to the market price at the time of exercise of $44.75.

(11)
On May 2, 2007, Mr. Foster exercised 1,800 options pursuant to his 10b5-1 trading plan. The exercise price of the options was $22.83 per share compared to the market price at the time of exercise of $43.00.

(12)
On June 15, 2007, Mr. Foster exercised 1,800 options pursuant to his 10b5-1 trading plan. The exercise price of the options was $22.83 per share compared to the market price at the time of exercise of $43.00.

(13)
On February 1, 2007, Mr. Merkadeau exercised 5,000 options pursuant to his 10b5-1 trading plan. The exercise price of the options was $6.50 per share compared to the market price at the time of exercise of $44.00.

(14)
On February 13, 2007, Mr. Merkadeau exercised 3,000 options pursuant to his 10b5-1 trading plan. The exercise price of the options was $6.50 per share compared to the market price at the time of exercise of $43.19.

(15)
On February 26, 2007, Mr. Merkadeau exercised 7,000 options pursuant to his 10b5-1 trading plan. The exercise price of the options was $6.50 per share compared to the market price at the time of exercise of $46.00.

(16)
On July 31, 2007, Mr. Merkadeau exercised 7,500 options pursuant to his 10b5-1 trading plan. The exercise price of the options was $6.50 per share compared to the market price at the time of exercise of $39.38.

Change of Control, Severance, Separation and Indemnification Agreements

        Change of Control, Severance.    We have entered into change of control severance agreements with each of our executive officers and certain other officers. Each change of control severance agreement provides for the officer to receive the following severance benefits upon a qualifying termination of employment within one year following a change of control of our company, subject to the officer signing a release of claims in favor of our company:

  •
  lump sum severance payment equal to one year's annual base salary and the greater of (a) the annual target bonus or (b) the annual target bonus multiplied by the average rate of annual bonus relative to target paid to executive officers covered by similar change of control severance agreements for the two most recently completed fiscal years,

  •
  health benefits continuation for one year (subject to the participating officer's compliance with a confidentiality agreement and an agreement not to solicit employees of our company for one year after termination), and

  •
  fully accelerated vesting of options or other equity awards, and unexercised stock options may be exercised for up to 18 months following a qualifying termination of employment.

        Terminations of employment that entitle the officer to receive severance benefits under the change of control severance agreement consist of either termination by our company without "cause" or by resignation of the officer for "good reason" within one year following a "change of control". The change of control severance agreements provide the following definitions:

  •
  "change of control" means the first to occur of any of the following events:

  (i)
  the consummation of a merger or consolidation of our company with any other corporation, other than a merger or consolidation which would result in the voting securities of our company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into or exchanged for voting securities of the surviving entity) more than 60% of the total voting power represented by the voting securities of our company or such surviving entity outstanding immediately after such merger or consolidation; or

  (ii)
  (A) any approval by our stockholders of a plan of complete liquidation of our company, other than as a result of insolvency or (B) the consummation of the sale or disposition (or the last in a series of sales or dispositions) by our company of all or substantially all of our company's assets, other than a sale or disposition to a wholly-owned direct or indirect subsidiary of our company and other than a sale or disposition which would result in the voting securities of our company outstanding immediately prior thereto continuing to represent (by being converted into or exchanged for voting securities of the entity to which such sale or disposition was made) more than 60% of the total voting power represented by the voting securities of the entity to which such sale or disposition was made after such sale or disposition; or

  (iii)
  any "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) becoming the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of our company representing 40% or more of the total voting power represented by our company's then outstanding voting securities; or

  (iv)
  during any period of two consecutive years after the effective date of the change of control severance agreement, the incumbent directors cease for any reason to constitute a majority of our Board of Directors.

  •
  "cause" means:

  (i)
  any act of personal dishonesty taken by the employee in connection with his or her responsibilities as an employee which is intended to result in substantial personal enrichment of the employee and is reasonably likely to result in material harm to our company,

  (ii)
  the employee's conviction of a felony,

  (iii)
  a willful act by the employee which constitutes misconduct and is materially injurious to our company, or

  (iv)
  continued willful violations by the employee of the employee's obligations to our company after the employee has received a written demand for performance from our company which describes the basis for our company's belief that the employee has not substantially performed his or her duties.

  •
  "good reason" means the occurrence of any of the following:

  (i)
  without the employee's express written consent, a material reduction of the employee's duties, position or responsibilities relative to the employee's duties, position or responsibilities in effect immediately prior to the change of control;

  (ii)
  a reduction by our company of the employee's base salary or bonus opportunity as in effect immediately prior to such reduction;

  (iii)
  a material reduction by our company in the kind or level of employee benefits to which the employee is entitled immediately prior to such reduction with the result that the employee's overall benefits package is materially reduced;

  (iv)
  without the employee's express written consent, the relocation of the employee to a facility or a location more than five miles from his or her current facility and the new location is more than 50 miles the employee's current residence; or

  (v)
  the failure of our company to obtain the assumption of the change of control severance agreement by a successor.

        The change of control severance agreements provide that if payments to an officer are subject to the excise tax imposed by Section 280G of the Internal Revenue Code, the severance benefits will be reduced to the extent that such reduction would increase the benefits received by the officer on an after-tax basis. The change of control severance agreements do not alter the at-will employment of the officers who have entered into them.

        In addition to the benefits under the change of control severance agreements, our current stock option agreements under our stock option plans for our officers, including our 2002 Equity Incentive Plan, provide that in the event the officer's employment is terminated without cause within 12 months following a change in control, the officer will receive credit for an additional 12 months of service for purposes of calculating the number of shares of our common stock that are vested under such option.

        Under our Key Employee Bonus Plan, which provides for performance bonuses to our officers, if a change in control of our company occurs, all bonus awards will be deemed to have been earned at 100% of the bonus target percentage for the current plan measurement period (and for the subsequent consecutive measurement periods if they fall within the same fiscal year) and will be paid to the officer participants at that time.

        The following table presents information regarding change of control payment and benefits estimates for our executive officers named in the summary compensation table above, other than Messrs. Bronson and Foster who resigned from our company and received the separation benefits described below, and Mr. Titinger whose last day of employment is anticipated to be on or about June 7, 2008 and with whom we anticipate entering into a separation agreement. We prepared the table assuming that both a change of control occurred and the employment of our current executive officers was terminated without cause or by resignation of the officer for good reason on December 29, 2007, which is our company's last business day of fiscal 2007. For purposes of valuing the accelerated vesting of unvested equity awards, we have used the safe harbor valuation method based on the Black-Scholes valuation model permitted under Section 280G of the Internal Revenue Code and based on the closing share price of FormFactor common stock as of December 28, 2007. The various amounts listed are estimates only. The actual amounts to be paid can only be determined at the time of such change of control and such officer's separation from our company.

	Dr. Igor Y. Khandros	Richard M. Freeman	Stuart L. Merkadeau
Base salary ($)	$500,000	$330,000	$260,000
Short term incentive compensation ($)	1,012,500	445,500	351,000
Stock options ($)	304,626	184,998	138,688
Stock awards ($)	11,925	—	—
Health benefits ($)	15,000	15,000	15,000

Sub-Total:	1,844,051	975,498	764,688

280G Reduction in Severance Benefits ($)	—	—	—

Total:	$1,844,051	$975,498	$764,688

        Separation.    We entered into separation agreements with Joseph R. Bronson, our company's former President and Member of the Office of Chief Executive, and Ronald C. Foster, our company's former Senior Vice President, Chief Financial Officer. We anticipate that our company will enter into a separation agreement and general release with Jorge L. Titinger, our Senior Vice President, Product Business Group. Summaries of the separation agreements entered into with our former executive officers are presented below. In the summaries, the value of stock options presented reflects the fair value of the award as of the date of the separation agreement, which was used to determine the compensation expense under FAS 123(R) and was calculated using the Black-Scholes valuation model. The Black-Scholes valuation model is only one of the methods available for valuing options, and our company's use of this model should not be interpreted as a prediction as to the actual value that may be realized on the award. The actual value of the award may be significantly different, and the value actually realized, if any, will depend upon the excess of the market value of the common stock over the exercise price at the time of exercise. In the summaries, the value of restricted stock units presented reflects the fair value of the award as of the date of the separation agreement.

                        Joseph R. Bronson.    On January 30, 2007, we entered into a Separation Agreement and General Release with Mr. Bronson, who resigned from our company effective as of January 5, 2007. Mr. Bronson also resigned from our Board of Directors effective as of January 5, 2007. Mr. Bronson received severance of $400,000, which represents 12 months of his base salary, and his fiscal 2006 bonus of $523,515 under our company's Key Employee Bonus Plan. In addition, Mr. Bronson received accelerated vesting of a portion of his unvested stock options and all of his restricted stock units, representing options for an aggregate of 68,226 shares valued at $843,823 and restricted stock units for 19,216 shares valued at $798,040, with all vested shares under his options exercisable until May 1, 2007. The total amount of severance to Mr. Bronson is valued at $2,565,378. Mr. Bronson executed a general release and waiver of claims in favor of our company, and continues to be bound by the company's Employment, Confidential Information and Invention Assignment Agreement.

                        Ronald C. Foster.    On March 20, 2008, we entered into a Separation Agreement and General Release with Mr. Foster, who resigned from our company effective as of March 21, 2008. Mr. Foster received severance of $232,500. In addition, Mr. Foster received accelerated vesting of a portion of his unvested stock options, representing options for an aggregate of 66,027 shares valued at $118,468, with all vested shares under his options exercisable until September 21, 2009. The total amount of severance to Mr. Foster is valued at $350,968. Mr. Foster executed a general release and waiver of claims in favor of our company, and continues to be bound by the company's Employment, Confidential Information and Invention Assignment Agreement.

                        Jorge L. Titinger.    We have mutually agreed with Mr. Titinger to eliminate his position as part of our company's restructuring that we announced in our first fiscal quarter of 2008. We anticipate that Mr. Titinger's last day of employment will be on or about June 7, 2008. We anticipate that our company will enter into a separation agreement and general release with him.

        Indemnification.    We have entered into indemnification agreements with each of our current directors, executive officers and certain other officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to our company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. These indemnification agreements are in addition to the indemnity provisions in our company's certificate of incorporation and bylaws. We also intend to enter into indemnification agreements with our future directors and executive officers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Our Board of Directors recognizes that transactions between our company and persons or entities that may be deemed related persons can present potential or actual conflicts of interest and create the appearance of impropriety. Accordingly, our Board has delegated authority for the review and approval of all related person transactions to the Governance Committee. Pursuant to that authority, the Governance Committee has adopted the Statement of Policy Regarding Related Person Transactions to provide procedures for reviewing, approving and ratifying any transaction involving our company or any of its subsidiaries in which a 5% or greater stockholder, director, executive officer or members of their immediate family have or will have a material interest as determined by our Governance Committee. This policy is intended to supplement, and not to supersede, our company's other policies that may be applicable to or involve transactions with related persons, such as the Company's Statement of Corporate Code of Business Conduct. This policy is posted on our company's website at http://www.formfactor.com.

        Other than the compensation arrangements that are described above in "Director Compensation," the option grants and exercises, restricted stock unit grants and exercises, stock purchases and other arrangements that are described in "Compensation Discussion and Analysis" and "Executive Compensation and Related Information," and the registration rights agreements described below, since December 31, 2006, we have not been a party to any transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any current director, executive officer, holder of more than 5% of our common stock or entities affiliated with them had or will have a material interest.

        Certain of our common stockholders, who own shares of our common stock that were issued upon the automatic conversion of their preferred stock upon the closing of our initial public offering, have registration rights under various agreements to which we are a party. These stockholders include Dr. Igor Y. Khandros, who is our Chief Executive Officer and a Director, Dr. Khandros' spouse, and Benjamin N. Eldridge, who is our Senior Vice President, Development and Chief Technology Officer.

PROPOSALS FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS

        Requirements for Stockholder Proposals to be Considered for Inclusion in Our Proxy Materials.    Our stockholders may submit proposals on matters appropriate for stockholder action at our annual meetings of stockholders, including director nominations, in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934. For such proposals to be included in our proxy materials relating to our 2009 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied, the information required by Rule 14a-8 and our bylaws must be timely submitted to us and such proposals must be received by us no later than December 8, 2008. Such proposals should be delivered or mailed to the attention of our Corporate Secretary at our principal executive offices, which are FormFactor, Inc., 7005 Southfront Road, Livermore, California 94551, and we also encourage you to send a copy via e-mail to corporatesecretary@formfactor.com.

        Requirements for Stockholder Proposals to be Brought Before Our Annual Meeting.    Our bylaws provide that, except in the case of proposals made in accordance with Rule 14a-8, the stockholder must have given timely notice thereof in writing to the Corporate Secretary not less than 75 nor more than 105 days prior to the anniversary of the date of the immediately preceding annual meeting of stockholders. To be timely for the 2009 Annual Meeting of Stockholders, a stockholder's notice must be received by us between February 6, 2009 and March 8, 2009. Such proposals should be delivered or mailed to the attention of our Corporate Secretary at our principal executive offices, which are FormFactor, Inc., 7005 Southfront Road, Livermore, California 94551, and we also encourage you to send a copy via e-mail to corporatesecretary@formfactor.com. In no event will the public announcement of an adjournment or a postponement of our annual meeting of stockholders commence a new time period for the giving of a stockholder's notice as provided above. A stockholder's notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our bylaws and applicable law.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our common stock to file reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. These persons are required by the rules and regulations of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms that they file.

        Based solely on our review of these forms furnished to us and written representations from our directors and executive officers, we believe that all Section 16(a) filing requirements for the year ended December 29, 2007 were met.

OTHER BUSINESS

        Our Board of Directors does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the accompanying Notice of Annual Meeting of Stockholders. As to any business that may properly come before the Annual Meeting, however, it is intended that the proxies will be voted in respect thereof in accordance with the judgment of the designated proxy holder.

        Whether or not you expect to attend the Annual Meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope (to which no postage need be affixed if mailed in the United States) so that your shares of FormFactor common stock may be represented at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS
Stuart L. Merkadeau Secretary

Livermore, California
April 10, 2008

ANNEX A

FORMFACTOR, INC.

2002 EQUITY INCENTIVE PLAN

As Adopted April 18, 2002
As Amended February 9, 2006, May 18, 2006 and December 13, 2007

        1.    PURPOSE.    The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent and Subsidiaries, by offering them an opportunity to participate in the Company's future performance through awards of Options, Restricted Stock and Restricted Stock Units. Capitalized terms not defined in the text are defined in Section 24.

        2.    SHARES SUBJECT TO THE PLAN.

          2.1    Number of Shares Available.    Subject to Sections 2.2 and 18, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be 500,000 Shares plus Shares that are subject to: (a) issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option; (b) an Award granted hereunder but are forfeited or are repurchased by the Company at the original issue price; and (c) an Award that otherwise terminates without Shares being issued. In addition, any authorized shares not issued or subject to outstanding grants under the Company's 1996 Stock Option Plan, Incentive Option Plan and Management Incentive Option Plan on the Effective Date (as defined below) and any shares issued under the Company's 1995 Stock Plan, 1996 Stock Option Plan, Incentive Option Plan and Management Incentive Option Plan (the "Prior Plans") that are forfeited or repurchased by the Company or that are issuable upon exercise of options granted pursuant to the Prior Plans that expire or become unexercisable for any reason without having been exercised in full, will no longer be available for grant and issuance under the Prior Plans, but will be available for grant and issuance under this Plan. In addition, on each January 1, the aggregate number of Shares reserved and available for grant and issuance pursuant to this Plan will be increased automatically by a number of Shares equal to 5% of the total outstanding shares of the Company as of the immediately preceding December 31; provided, that the Board may in its sole discretion reduce the amount of the increase in any particular year; and, provided further, provided that no more than 40,000,000 shares shall be issued as ISOs (as defined in Section 5 below). At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan and all other outstanding but unvested Awards granted under this Plan.

          2.2    Adjustment of Shares.    In the event that the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan, (b) the number of Shares that may be granted pursuant to Sections 3 and 9 below, (c) the Exercise Prices of and number of Shares subject to outstanding Options, and (d) the number of Shares subject to other outstanding Awards shall, upon approval of the Board in its discretion, be proportionately adjusted in compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.

        3.    ELIGIBILITY.    ISOs (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent or Subsidiary of the Company;

provided such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No person will be eligible to receive more than 1,000,000 Shares in any calendar year under this Plan pursuant to the grant of Awards hereunder, other than new employees of the Company or of a Parent or Subsidiary of the Company (including new employees who are also officers and directors of the Company or any Parent or Subsidiary of the Company), who are eligible to receive up to a maximum of 3,000,000 Shares in the calendar year in which they commence their employment. A person may be granted more than one Award under this Plan.

        4.    ADMINISTRATION.

          4.1    Committee Authority.    This Plan will be administered by the Committee or by the Board acting as the Committee. Except for automatic grants to Outside Directors pursuant to Section 9 hereof, and subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Except for automatic grants to Outside Directors pursuant to Section 9 hereof, the Committee will have the authority to:

    (a)
    construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

    (b)
    prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

    (c)
    select persons to receive Awards;

    (d)
    determine the form and terms of Awards;

    (e)
    determine the number of Shares or other consideration subject to Awards;

    (f)
    determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

    (g)
    grant waivers of Plan or Award conditions;

    (h)
    determine the vesting, exercisability and payment of Awards;

    (i)
    correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

    (j)
    determine whether an Award has been earned; and

    (k)
    make all other determinations necessary or advisable for the administration of this Plan.

          4.2    Committee Discretion.    Except for automatic grants to Outside Directors pursuant to Section 9 hereof, any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. The Committee may delegate to one or more officers of the Company the authority to grant an Award under this Plan to Participants who are not Insiders of the Company.

        5.    OPTIONS.    The Committee may grant Options to eligible persons and will determine whether such Options will be Incentive Stock Options within the meaning of the Code ("ISO") or Nonqualified Stock Options ("NQSOs"), the number of Shares subject to the Option, the Exercise Price of the

Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

          5.1    Form of Option Grant.    Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO ("Stock Option Agreement"), and, except as otherwise required by the terms of Section 9 hereof, will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

          5.2    Date of Grant.    The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement will be delivered, and a copy of this Plan will be made available, to the Participant within a reasonable time after the granting of the Option.

          5.3    Exercise Period.    Options may be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option granted on or before February 9, 2006 will be exercisable after the expiration of ten (10) years from the date the Option is granted and no Option granted after February 9, 2006 will be exercisable after the expiration of seven (7) years from the date the Option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company ("Ten Percent Stockholder") will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

          5.4    Exercise Price.    The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (i) the Exercise Price of an ISO will be not less than 100% of the Fair Market Value of the Shares on the date of grant; and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 6 of this Plan.

          5.5    Termination.    Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following:

    (a)
    If the Participant is Terminated for any reason except death or Disability, then the Participant may exercise such Participant's Options only to the extent that such Options would have been exercisable upon the Termination Date no later than three (3) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO), but in any event, no later than the expiration date of the Options.

    (b)
    If the Participant is Terminated because of Participant's death or Disability (or the Participant dies within three (3) months after a Termination other than for Cause or because of Participant's Disability), then Participant's Options may be exercised only to the extent that such Options would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant's legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any such exercise beyond (i) three (3) months after the Termination Date when the Termination is for any reason other than the Participant's death or disability, within the meaning of Section 22(e)(3) of the Code, or (ii) twelve (12) months after the Termination Date when the Termination is for Participant's disability, within the meaning of Section 22(e)(3) of the Code, deemed to be an NQSO), but in any event no later than the expiration date of the Options.

    (c)
    If the Participant is terminated for Cause, then the Participant may exercise such Participant's Options only to the extent that such Options would have been exercisable upon the Termination Date no later than one month after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO), but in any event, no later than the expiration date of the Options.

          5.6    Limitations on Exercise.    The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

          5.7    Limitations on ISO.    The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISO are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company, Parent or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISO are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISO and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISO, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

          5.8    Modification, Extension or Renewal.    The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant's rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants affected by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 of this Plan for Options granted on the date the action is taken to reduce the Exercise Price.

          5.9    No Disqualification.    Notwithstanding any other provision in this Plan, no term of this Plan relating to ISO will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

        6.    PAYMENT FOR OPTION SHARES.    The entire Exercise Price of Shares issued upon exercise of Options and automatic grants to Outside Directors pursuant to Section 9 shall be payable in cash at the time when such Shares are purchased, except as follows and if so provided for in an applicable Stock Option Agreement:

          6.1    Surrender of Stock.    Payment for all or any part of the Exercise Price or Options may be made with shares of the Company's common stock which have already been owned by the Participant; provided that the Committee may, in its sole discretion, require that shares tendered for payment be previously held by the Participant for a minimum duration. Such shares shall be valued at their Fair Market Value.

          6.2    Cashless Exercise.    Payment for all or any part of the Exercise Price may be made through Cashless Exercise at the Committee's sole discretion.

          6.3    Other Forms of Payment.    Payment for all or any part of the Exercise Price may be made in any other form that is consistent with applicable laws, regulations and rules and approved by the Committee.

In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Section 6. In the case of an NQSO granted under the Plan, the Committee may, in its discretion at any time, accept payment in any form(s) described in this Section 6.

        7.    RESTRICTED STOCK AWARD.

          7.1    Amount and Form of Restricted Stock Award.    Awards under this Section 7 may be granted in the form of a Restricted Stock Award. Restricted Stock Awards made pursuant to this Plan will be evidenced by an Award Agreement ("Restricted Stock Agreement") that shall specify the number of Shares to which the Restricted Stock Award pertains and shall be subject to adjustment of such number in accordance with Section 2.2.

          7.2    Restricted Stock Agreement.    Each Restricted Stock Award awarded under the Plan shall be evidenced and governed exclusively by a Restricted Stock Agreement between the Participant and the Company. Each Restricted Stock Award shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in the applicable Restricted Stock Agreement (including without limitation any performance conditions). The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

          7.3    Payment of Restricted Stock Awards.    Restricted Stock Awards may be issued with or without cash consideration or any other form of legally permissible consideration approved by the Committee.

          7.4    Vesting Conditions.    Each Restricted Stock Award may or may not be subject to vesting. Any such vesting provision may provide that Shares shall vest based on service with the Company over time or shall vest, in full or in installments, upon satisfaction of performance goals specified in the Restricted Stock Agreement. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant's death, Disability, or other events.

          7.5    Assignment or Transfer of Restricted Stock Awards.    Except as provided in the applicable Restricted Stock Agreement, and then only to the extent permitted by applicable law, Restricted Stock Awards shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor's process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 7.5 shall be void.

          7.6    Voting and Dividend Rights.    The holder of a Restricted Stock Award under the Plan shall have the same voting, dividend and other rights as the Company's other shareholders. A Restricted Stock Agreement, however, may require that the holder of such Restricted Stock Award invest any cash dividends received in additional Shares subject to the Restricted Stock Award. Such additional Shares subject to the Restricted Stock Award shall be subject to the same conditions and restrictions as the Restricted Stock Award with respect to which the dividends were paid. Such additional Shares subject to the Restricted Stock Award shall not reduce the number of Shares available for issuance under Section 2.1.

          7.7    Modification or Assumption of Restricted Stock Awards.    Within the limitations of the Plan, the Committee may modify or assume outstanding restricted stock awards or may accept the cancellation of outstanding restricted stock awards (including stock awards granted by another issuer) in return for the Award of new Restricted Stock Awards for the same or a different number of Shares and with the same or different vesting provisions. Notwithstanding the preceding sentence or anything to the contrary herein, no modification of a Restricted Stock Award shall, without the consent of the Participant, impair his or her rights or obligations under such Restricted Stock Award.

        8.    RESTRICTED STOCK UNITS.

          8.1    Restricted Stock Unit Agreement.    Each Award of Restricted Stock Units under the Plan shall be evidenced and governed exclusively by an Award Agreement ("Restricted Stock Unit Agreement") between the Participant and the Company. Such Restricted Stock Units shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in the applicable Restricted Stock Unit Agreement (including without limitation any vesting and performance conditions). The provisions of the various Restricted Stock Unit Agreements entered into under the Plan need not be identical. Restricted Stock Units may be awarded in consideration of a reduction in the Participant's other compensation.

          8.2    Number of Shares.    Each Restricted Stock Unit Agreement shall specify the number of Shares to which the Restricted Stock Unit Award pertains and shall be subject to adjustment of such number in accordance with Section 2.2.

          8.3    Payment for Restricted Stock Units.    Restricted Stock Units shall be issued without consideration.

          8.4    Vesting Conditions.    Each Restricted Stock Unit may or may not be subject to vesting. Any such vesting provision may provide that Shares shall vest based on service with the Company over time or shall vest, in full or in installments, upon satisfaction of performance goals specified in the Restricted Stock Unit Agreement. A Restricted Stock Unit Agreement may provide for accelerated vesting in the event of the Participant's death, Disability, or other events.

          8.5    Voting and Dividend Rights.    The holders of Restricted Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Restricted Stock Unit awarded under the Plan may, at the Committee's discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Restricted Stock Unit is outstanding. Dividend equivalents may be converted into additional Restricted Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Restricted Stock Units to which they attach.

          8.6    Form and Time of Settlement of Restricted Stock Units.    Settlement of vested Restricted Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee at the time of the grant of the Restricted Stock Units, in its sole discretion. Methods of converting Restricted Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Restricted Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when the vesting conditions applicable to the Restricted Stock Units have been satisfied or have lapsed, or it may be deferred, in accordance with applicable law, to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Restricted Stock Units is settled, the number of such Restricted Stock Units shall be subject to adjustment pursuant to Section 2.2.

          8.7    Creditor's Rights.    A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Restricted Stock Unit Agreement.

          8.8    Modification or Assumption of Restricted Stock Units.    Within the limitations of the Plan, the Committee may modify or assume outstanding restricted stock units or may accept the cancellation of outstanding restricted stock units (including stock units granted by another issuer) in return for the Award of new Restricted Stock Units for the same or a different number of Shares and with the same or different vesting provisions. Notwithstanding the preceding sentence or anything to the contrary herein, no modification of a Restricted Stock Unit shall, without the consent of the Participant, impair his or her rights or obligations under such Restricted Stock Unit.

          8.9    Assignment or Transfer of Restricted Stock Units.    Except as provided in the applicable Restricted Stock Unit Agreement, and then only to the extent permitted by applicable law, Restricted Stock Units shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor's process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 8.9 shall be void.

        9.    AUTOMATIC GRANTS TO OUTSIDE DIRECTORS.

          9.1    Types of Options and Shares.    Options granted under this Plan and subject to this Section 9 shall be NQSOs.

          9.2    Eligibility.    Options subject to this Section 9 shall be granted only to Outside Directors.

          9.3    Initial Grant.    Each Outside Director who first becomes a member of the Board after the Effective Date will automatically be granted an option for 15,000 Shares (an "Initial Grant") on the date such Outside Director first becomes a member of the Board. Each Outside Director who became a member of the Board on or prior to the Effective Date and who did not receive a prior option grant (under this Plan or otherwise and from the Company or any of its corporate predecessors) will receive an Initial Grant on the Effective Date.

          9.4    Succeeding Grant.    Immediately following each Annual Meeting of stockholders, each Outside Director will automatically be granted an option for 15,000 Shares (a "Succeeding Grant"), provided, that the Outside Director is a member of the Board on such date and has served continuously as a member of the Board for a period of at least twelve (12) months since the last option grant (whether an Initial Grant or a Succeeding Grant) to such Outside Director. If less than twelve (12) months has passed, then the number of shares subject to the Succeeding Grant will be pro-rated based on the number of days passed since the last option grant to such Outside Director, divided by 365 days.

          9.5    Vesting and Exercisability.    The date an Outside Director receives an Initial Grant or a Succeeding Grant is referred to in this Plan as the "Start Date" for such option.

    (a)
    Initial Grant. So long as the Outside Director continuously remains a director or a consultant of the Company, each Initial Grant will vest as to 1/12th of the Shares at the end of each full succeeding month from Start Date. Each Initial Grant will be immediately exercisable subject to the Company's right to repurchase unvested shares in the event the Outside Director does not remain a member of the Board or a consultant of the Company.

    (b)
    Succeeding Grant. So long as the Outside Director continuously remains a director or a consultant of the Company, each Succeeding Grant will vest as to 1/12th of the Shares at the end of each full succeeding month from the later of (i) the Start Date of such Succeeding Grant or (ii) the date when all outstanding stock options, and all outstanding shares issued upon exercise of any stock options granted by the Company to the Outside Director prior to the grant of such Succeeding Grant have fully vested. Each Succeeding Grant will be immediately exercisable subject to the Company's right to repurchase unvested shares in the event the Outside Director does not remain a member of the Board or a consultant of the Company.

    (c)
    Pro-Rated Succeeding Grant. Any Succeeding Grant that has been pro-rated is referred to in this Plan as a "Pro-Rated Succeeding Grant". Notwithstanding anything in this Plan to the contrary, so long as the Outside Director continuously remains a director or a consultant of the Company, each Pro-Rated Succeeding Grant will vest as to 1/12th of the Shares that would have been subject to a full Succeeding Grant (i.e., 15,000 shares) at the end of each full succeeding month from the later of:

    (i)
    the Start Date of such Pro-Rated Succeeding Grant, or

    (ii)
    the date when all outstanding stock options, and all outstanding shares issued upon exercise of any stock options granted by the Company to the Outside Director prior to the grant of such Pro-Rated Succeeding Grant have fully vested to the end of the full calendar month in which the twelve month anniversary of the Company's annual meeting of stockholders, immediately after which such Outside Director obtained such Pro-Rated Succeeding Grant, provided, that in the last month of the Pro-Rated Succeeding Grant's vesting term, any shares remaining shall vest. Each Succeeding Grant will be immediately exercisable subject to the Company's right to repurchase unvested shares in the event the Outside Director does not remain a member of the Board or a consultant of the Company.

Notwithstanding any provision to the contrary, in the event of a Corporate Transaction described in Section 18.1, the vesting of all options granted to Outside Directors pursuant to this Section 9 will accelerate and such options will become exercisable in full prior to the consummation of such event at such times and on such conditions as the Committee determines, and must be exercised, if at all, within three (3) months of the consummation of said event. Any options not exercised within such three-month period shall expire.

          9.6    Exercise Price.    The exercise price of an option pursuant to an Initial Grant and Succeeding Grant shall be the Fair Market Value of the Shares, at the time that the option is granted.

          9.7    Director Fees.    Each Outside Director may elect to receive a Restricted Stock Award or Restricted Stock Unit under the Plan in lieu of payment of a portion of his or her regular annual retainer based on the Fair Market Value of the Shares on the date any regular annual retainer would otherwise be paid. For purposes of the Plan, an Outside Director's regular annual retainer shall include any additional retainer paid in connection with service on any committee of the Board or paid for any other reason. Such an election may be for any dollar or percentage amount equal to at least 25% of the Outside Director's regular annual retainer (up to a limit of 100% of the Outside Director's regular annual retainer). The election must be made prior to the beginning of the annual board of directors cycle which shall be any twelve month continuous period designated by the Board. Any amount of the regular annual retainer not elected to be received as a Restricted Stock Award or Restricted Stock Unit shall be payable in cash in accordance with the Company's standard payment procedures.

        10.    WITHHOLDING TAXES.

          10.1    Withholding Generally.    Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

          10.2    Stock Withholding.    When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee.

        11.    TRANSFERABILITY.

          11.1 Except as otherwise provided in this Section 11, Awards granted under this Plan, and any interest therein, will not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as determined by the Committee and set forth in the Award Agreement with respect to Awards that are not ISOs.

          11.2    All Awards other than NQSO's.    All Awards other than NQSO's shall be exercisable: (i) during the Participant's lifetime, only by (A) the Participant, or (B) the Participant's guardian or legal representative; and (ii) after Participant's death, by the legal representative of the Participant's heirs or legatees.

          11.3    NQSOs.    Unless otherwise restricted by the Committee, an NQSO shall be exercisable: (i) during the Participant's lifetime only by (A) the Participant, (B) the Participant's guardian or legal representative, (C) a Family Member of the Participant who has acquired the NQSO by "permitted transfer;" and (ii) after Participant's death, by the legal representative of the Participant's heirs or legatees. "Permitted transfer" means, as authorized by this Plan and the Committee in an NQSO, any transfer effected by the Participant during the Participant's lifetime of an interest in such NQSO but only such transfers which are by gift or domestic relations order. A permitted transfer does not include any transfer for value and neither of the following are transfers for value: (a) a transfer of under a domestic relations order in settlement of marital property rights or (b) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members or the Participant in exchange for an interest in that entity.

        12.    PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

          12.1    Voting and Dividends.    Unless otherwise provided under Section 7, no Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant's Purchase Price or Exercise Price pursuant to Section 12.

          12.2    Restrictions on Shares.    At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase a portion of or all Unvested Shares held by a Participant following such Participant's Termination at any time within ninety (90) days after the later of Participant's Termination Date and the date Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant's Exercise Price or Purchase Price, as the case may be.

        13.    CERTIFICATES.    All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

        14.    ESCROW; PLEDGE OF SHARES.    To enforce any restrictions on a Participant's Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant's obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant's Shares or other collateral. In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

        15.    EXCHANGE AND BUYOUT OF AWARDS.    The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

        16.    SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.    An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

        17.    NO OBLIGATION TO EMPLOY.    Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant's employment or other relationship at any time, with or without cause.

        18.    CORPORATE TRANSACTIONS.

          18.1    Assumption or Replacement of Awards by Successor.    Except for automatic grants to Outside Directors pursuant to Section 9 hereof, in the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction (each, a "Corporate Transaction"), any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participants, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation (if any) refuses to assume or substitute Awards, as provided above, pursuant to a transaction described in this Subsection 18.1, such Awards will expire on such transaction at such time and on such conditions as the Committee will determine. Notwithstanding anything in this Plan to the contrary, the Committee may, in its sole discretion, provide that the vesting of any or all Awards granted pursuant to this Plan will accelerate upon a transaction described in this Section 18. If the Committee exercises such discretion with respect to Options, such Options will become exercisable in full prior to the consummation of such event at such time and on such conditions as the Committee determines, and if such Options are not exercised prior to the consummation of the corporate transaction, they shall terminate at such time as determined by the Committee.

          18.2    Other Treatment of Awards.    Subject to any greater rights granted to Participants under the foregoing provisions of this Section 18, in the event of the occurrence of any Corporate Transaction described in Section 18.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

          18.3    Assumption of Awards by the Company.    The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company's award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

        19.    ADOPTION AND STOCKHOLDER APPROVAL.    This Plan will become effective on the date on which the registration statement filed by the Company with the SEC under the Securities Act registering the initial public offering of the Company's Common Stock is declared effective by the SEC (the "Effective Date"). This Plan shall be approved by the stockholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board. Upon the Effective Date, the Committee may grant Awards pursuant to this Plan; provided, however, that: (a) no Option may be exercised prior to initial stockholder approval of this Plan; (b) no Option granted pursuant to an increase in the number of Shares subject to this Plan approved by the Board will be exercised prior to the time such increase has been approved by the stockholders of the Company; (c) in the event that initial stockholder approval is not obtained within the time period provided herein, all Awards granted hereunder shall be cancelled, any Shares issued pursuant to any Awards shall be cancelled and any purchase of Shares issued hereunder shall be rescinded; and (d) in the event that stockholder approval of such increase is not obtained within the time period provided herein, all Awards granted pursuant to such increase will be cancelled, any Shares issued pursuant to any Award granted pursuant to such increase will be cancelled, and any purchase of Shares pursuant to such increase will be rescinded.

        20.    TERM OF PLAN/GOVERNING LAW.    Unless earlier terminated as provided herein, this Plan will terminate ten (10) years from the date this Plan is adopted by the Board or, if earlier, the date of stockholder approval. This Plan and all agreements thereunder shall be governed by and construed in accordance with the laws of the State of California.

        21.    AMENDMENT OR TERMINATION OF PLAN.    The Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval.

        22.    NONEXCLUSIVITY OF THE PLAN.    Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

        23.    INSIDER TRADING POLICY.    Each Participant and Outsider Director who receives an Award shall comply with any policy, adopted by the Company from time to time covering transactions in the Company's securities by employees, officers and/or directors of the Company.

        24.    DEFINITIONS.    As used in this Plan, the following terms will have the following meanings:

          "Award" means any award under this Plan, including any Option, Restricted Stock or Restricted Stock Unit.

          "Award Agreement" means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

          "Board" means the Board of Directors of the Company.

          "Cashless Exercise" means, to the extent that a Stock Option Agreement so provides and as permitted by applicable law, a program approved by the Committee in which payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price and, if applicable, the amount necessary to satisfy the Company's withholding obligations at the minimum statutory withholding rates, including, but not limited to, U.S. federal and state income taxes, payroll taxes, and foreign taxes, if applicable.

          "Cause" means (a) the commission of an act of theft, embezzlement, fraud, dishonesty, (b) a breach of fiduciary duty to the Company or a Parent or Subsidiary of the Company or (c) a failure to materially perform the customary duties of employee's employment.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Committee" means the Compensation Committee of the Board.

          "Company" means FormFactor, Inc. or any successor corporation.

          "Disability" means a disability, whether temporary or permanent, partial or total, as determined by the Committee.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exercise Price" means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

          "Fair Market Value" means, as of any date, the value of a share of the Company's Common Stock determined as follows:

    (a)
    if such Common Stock is then quoted on the Nasdaq Global Market, its closing price on the Nasdaq Global Market on the date of determination as reported in The Wall Street Journal;

    (b)
    if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

    (c)
    if such Common Stock is publicly traded but is not quoted on the Nasdaq Global Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal;

    (d)
    in the case of an Award made on the Effective Date, the price per share at which shares of the Company's Common Stock are initially offered for sale to the public by the Company's underwriters in the initial public offering of the Company's Common Stock pursuant to a registration statement filed with the SEC under the Securities Act; or

    (e)
    if none of the foregoing is applicable, by the Committee in good faith.

          "Family Member" includes any of the following:

    (a)
    child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Participant, including any such person with such relationship to the Participant by adoption;

    (b)
    any person (other than a tenant or employee) sharing the Participant's household;

    (c)
    a trust in which the persons in (a) and (b) have more than fifty percent of the beneficial interest;

    (d)
    a foundation in which the persons in (a) and (b) or the Participant control the management of assets; or

    (e)
    any other entity in which the persons in (a) and (b) or the Participant own more than fifty percent of the voting interest.

          "Insider" means an officer or director of the Company or any other person whose transactions in the Company's Common Stock are subject to Section 16 of the Exchange Act.

          "Option" means an award of an option to purchase Shares pursuant to Section 5.

          "Outside Director" means a member of the Board who is not an employee of the Company or any Parent or Subsidiary.

          "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          "Participant" means a person who receives an Award under this Plan.

          "Performance Factors" means the factors selected by the Committee from among the following measures to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:

    (a)
    Net revenue and/or net revenue growth;

    (b)
    Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

    (c)
    Operating income and/or operating income growth;

    (d)
    Net income and/or net income growth;

    (e)
    Earnings per share and/or earnings per share growth;

    (f)
    Total stockholder return and/or total stockholder return growth;

    (g)
    Return on equity;

    (h)
    Operating cash flow return on income;

    (i)
    Adjusted operating cash flow return on income;

    (j)
    Economic value added; and

    (k)
    Individual confidential business objectives.

          "Performance Period" means the period of service determined by the Committee, not to exceed five years, during which years of service or performance is to be measured for Restricted Stock Awards or Restricted Stock Units.

          "Plan" means this FormFactor, Inc. 2002 Equity Incentive Plan, as amended from time to time.

          "Restricted Stock Award" means an award of Shares pursuant to Section 7.

          "Restricted Stock Unit" means a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan pursuant to Section 8.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Shares" means shares of the Company's Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 18, and any successor security.

          "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          "Termination" or "Terminated" means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor, or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee, provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Subsidiary as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Option agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the "Termination Date").

          "Unvested Shares" means "Unvested Shares" as defined in the Award Agreement.

          "Vested Shares" means "Vested Shares" as defined in the Award Agreement.

Electronic Voting Instructions
You can vote by Internet!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may vote your proxy
through the Internet.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
 Proxies submitted by the Internet must be received by
1:00 a.m., Central Time, on May 22, 2008.
Vote by Internet • Log on to the Internet and go to www.envisionreports.com/FORM • Follow the steps outlined on the secured website.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

2008 Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A  Proposals—The FormFactor Board of Directors recommends a vote FOR the election of the Class II director nominees listed below and FOR Proposals No. 2 and 3.

1.	Election of the following nominees as Class II directors:

	For	Withhold		For	Withhold		For	Withhold
01—Dr. Homa Bahrami	☐	☐	02—G. Carl Everett, Jr.	☐	☐	03—Dr. Mario Ruscev	☐	☐

		For	Against	Abstain
2.	Ratification of the selection of PricewaterhouseCoopers LLP as FormFactor's independent registered public accounting firm for the fiscal year ending December 27, 2008.	☐	☐	☐
3.	Approval of material terms under FormFactor's 2002 Equity Incentive Plan with respect to Section 162(m) of the Internal Revenue Code.	☐	☐	☐

B  Non-Voting Items

Change of Address—Please print your new address below.	Comments—Please print your comments below.	Meeting Attendance
		Please mark the box to the right if you plan to attend the Annual Meeting.	☐

C  Authorized Signatures—This section must be completed for your vote to be counted.—Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy)—Please print date below.	Signature 1—Please keep signature within the box.	Signature 2—Please keep signature within the box.
/ /

IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy—FormFactor, Inc.

PROXY FOR 2008 ANNUAL MEETING OF STOCKHOLDERS

(This proxy is solicited on behalf of the Board of Directors of FormFactor, Inc.)

Your vote is important. Whether or not you plan to attend the 2008 Annual Meeting of Stockholders of FormFactor, Inc. in person, we urge you to complete, date, sign and promptly mail this proxy in the enclosed postage-paid envelope (to which no postage need be affixed if mailed in the United States) so that your shares of our common stock may be represented at the Annual Meeting.

The undersigned stockholder of FormFactor, Inc. hereby revokes all prior proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held May 22, 2008, appoints Stuart L. Merkadeau, as proxy, with full power of substitution, and authorizes him to represent and to vote, as designated on the reverse side, all shares of common stock, par value $0.001 per share, of FormFactor, Inc. held of record by the undersigned stockholder at the close of business on March 31, 2008, at the 2008 Annual Meeting of Stockholders to be held at our corporate headquarters, located at 7005 Southfront Road in Livermore, California, on Thursday, May 22, 2008 at 3:00 p.m., Pacific Daylight Time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned stockholder might or could do if personally present thereat.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO VOTING CHOICE IS SPECIFIED ON THE REVERSE SIDE OF THIS PROXY, THEN THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE CLASS II NOMINEES TO THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE AND FOR PROPOSALS NO. 2 AND 3.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

QuickLinks

2008 ANNUAL MEETING OF STOCKHOLDERS
NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS To Be Held May 22, 2008 At 3:00 p.m., Pacific Daylight Time
TABLE OF CONTENTS
GENERAL INFORMATION
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL NO. 3 APPROVAL OF MATERIAL TERMS UNDER FORMFACTOR'S 2002 EQUITY INCENTIVE PLAN WITH RESPECT TO SECTION 162(m) OF THE INTERNAL REVENUE CODE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
REPORT OF THE AUDIT COMMITTEE
COMPENSATION DISCUSSION AND ANALYSIS
REPORT OF THE COMPENSATION COMMITTEE
EXECUTIVE COMPENSATION AND RELATED INFORMATION
All Other Compensation
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSALS FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER BUSINESS
  ANNEX A
FORMFACTOR, INC. 2002 EQUITY INCENTIVE PLAN As Adopted April 18, 2002 As Amended February 9, 2006, May 18, 2006 and December 13, 2007